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TABLE OF CONTENTS

As filed with the Securities and Exchange Commission on April 17, 2003

Registration No. 333-103500

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

AMENDMENT NO. 1
to
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Prudential Public Limited Company
(Exact Name of Registrant as Specified in Its Charter)

England and Wales (State or Other Jurisdiction of Incorporation or Organization)	Not applicable (I.R.S. Employer Identification No.)
Laurence Pountney Hill London EC4R 0HH, England (44) 20 7220 7588 (Address and telephone number of Registrant's principal executive offices)
Jackson National Life Insurance Company 1 Corporate Way Lansing, MI 48951 (517) 887-5049 Attention: General Counsel (Name, address and telephone number of agent for service)

Copies to:
Edward F. Greene, Esq. Cleary, Gottlieb, Steen & Hamilton City Place House, 55 Basinghall Street London EC2V 5EH England	Christopher B. Mead, Esq. Sidley Austin Brown & Wood Princes Court, 7 Princes Street London EC2R 8AQ England

Approximate date of commencement of proposed sale to the public: As soon as practicable after the Registration Statement becomes effective.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

        If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), please check the following box. ☒

        If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act, please check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (1)(2)(3)	Amount of Registration Fee (2)(4)

Senior Debt Securities	U.S.$2,000,000,000	U.S.$2,000,000,000	U.S.$161,800
Subordinated Debt Securities

(1)
In U.S. dollars or their equivalent in foreign denominated currencies.
(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act and reflecting the offering price rather than the principal amount of any securities issued at a discount.
(3)
In no event will the aggregate initial public offering price of the securities issued under this Registration Statement exceed U.S.$2,000,000,000 or if any securities are issued (i) at an original issue discount, such greater amount as shall result in aggregate net proceeds not in excess of U.S.$2,000,000,000 to the Registrant or (ii) with a principal amount denominated in a foreign currency, such amount as shall result in an aggregate initial offering price equivalent to a maximum of U.S.$2,000,000,000.
(4)
Previously paid.

        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Subject to completion, dated            2003

The information contained in this prospectus is not complete and may be changed. This prospectus is not an offer to sell, and it is not soliciting nor is it seeking an offer to buy these securities, in any jurisdiction where the offer or sale is not permitted.

Prospectus

Prudential Public Limited Company

U.S.$2,000,000,000

Senior and Subordinated Debt Securities

        The aggregate initial offering price of any combination of securities offered through this prospectus will not exceed U.S.$2,000,000,000 (or its foreign currency equivalent).

        We will provide the specific terms of the securities that we are offering in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest.

        This prospectus may not be used to consummate sales of securities unless accompanied by a prospectus supplement. The prospectus supplement will also contain the names of the underwriters, dealers or agents involved in the sale of the securities, together with any applicable commissions or discounts.

THE SECURITIES AND EXCHANGE COMMISSION AND STATE SECURITIES COMMISSION REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is •, 2003.

TABLE OF CONTENTS

About This Prospectus
Limitations on Enforcement of U.S. Laws Against Us, Our Management and Others
Where You Can Find More Information About Us
Forward-Looking Statements
Prudential Public Limited Company
Use of Proceeds
Ratio of Earnings to Fixed Charges
Capitalization and Indebtedness
Description of the Securities
Clearance and Settlement
Taxation
Plan of Distribution
Legal Opinions
Experts
Glossary

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") using the "shelf" registration process under the Securities Act of 1933 (the "Securities Act"). Under the shelf registration process, we may sell the securities described in this prospectus in one or more offerings.

        This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of the securities. The prospectus supplement may also add to or update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us".

        As used in this prospectus and in any prospectus supplement, the terms "Prudential," "we," "us" and "our" refer to Prudential plc. In addition, the term "U.K. GAAP" means generally accepted accounting principles in the United Kingdom and the term "U.S. GAAP" means generally accepted accounting principles in the United States.

        Our consolidated financial statements are published in pounds sterling. In this prospectus and any prospectus supplement, "U.S. dollars" or "$" refers to U.S. currency and "pounds sterling," "£" or "pence" refers to U.K. currency.

        In connection with any issue of securities through this prospectus, a stabilizing manager or any person acting for him may over-allot or effect transactions with a view to supporting the market price of such securities and any associated securities at a level higher than that which might otherwise prevail for a limited period after the issue date. However, there may be no obligation on the stabilizing manager or any agent of his to do this. Such stabilizing, if commenced, may be discontinued at any time, and must be brought to an end after a limited period.

LIMITATIONS ON ENFORCEMENT OF U.S. LAWS AGAINST US,
OUR MANAGEMENT AND OTHERS

        We are an English public limited company. Most of our directors and executive officers (and certain experts named in this prospectus or in documents incorporated by reference) are resident outside the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons or to enforce against them or us in U.S. courts judgments obtained in U.S. courts predicated upon the civil liability provisions of the federal securities laws of the United States. We have been advised by our English solicitors, Slaughter and May, that there is doubt as to enforceability in England and Wales, in original actions or in actions for enforcement of judgments of U.S. courts, of liabilities predicated solely upon the federal securities laws of the United States. Any final or conclusive judgment for a definitive sum of money obtained in the courts of the United States (or any political subdivision thereof) in any suit, action or proceedings arising out of or in connection therewith, will be recognized in England, provided, among other things:

  •
  the U.S. proceedings were consistent with due process and judgment was not obtained by fraud,

  •
  there is no public policy objection to enforcement of the judgment in England,

  •
  the judgment is not of a public nature,

  •
  the judgment was not obtained in proceedings contrary to natural justice,

  •
  the English proceedings were commenced within the relevant limitation period (typically, six years),

  •
  the U.S. court had jurisdiction in accordance with English conflict of laws principles,

  •
  enforcement of the judgment is not restricted by the provisions of the Protection of Trading Interest Act 1980,

  •
  the judgment was not obtained in proceedings which were brought in breach of Section 32 of the Civil Jurisdiction and Judgments Act 1982 or

  •
  the judgment is not inconsistent with an English judgment in respect of the same matter.

        A foreign judgment may be "final and conclusive" though it is subject to appeal. An English court may stay proceedings if concurrent proceedings are being brought elsewhere.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

        We file annual reports and special reports and other information with the SEC. Our SEC filings are also available over the internet at the SEC's website at http://www.sec.gov. The address of the SEC's internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at (800) SEC-0330 for further information on the public reference room.

        The SEC allows us to "incorporate by reference" in this prospectus the information in the documents that we file with it, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus. We incorporate by reference in this prospectus the documents listed below:

  •
  our annual report on Form 20-F for the year ended December 31, 2001 (SEC File No. 1-15040),

  •
  our interim report on Form 6-K, dated August 9, 2002 (SEC File No. 1-15040),

  •
  our interim report on Form 6-K, dated January 30, 2003 (SEC File No. 1-15040),

  •
  our preliminary report on Form 6-K, dated February 25, 2003 (SEC File No. 1-15040),

  •
  any future reports on Form 6-K that indicate they are incorporated by reference into this registration statement and

  •
  any future annual reports on Form 20-F that we may file with the SEC under the Securities Exchange Act of 1934 prior to the termination of any offering contemplated by the prospectus.

        You may request a copy of these documents at no cost to you by writing or telephoning us at our principal executive offices, located at Laurence Pountney Hill, London EC4R 0HH, England, ++(44) 20 7220 7588, attn: Group Secretarial.

        Information in this prospectus may be modified by information included in subsequent Exchange Act filings that we incorporate by reference, the result of which is that only the information as modified will be part of this prospectus. All other information in the prospectus will not be affected by the replacement of this superseded information.

FORWARD-LOOKING STATEMENTS

        Some statements in this prospectus are, and some statements contained in any prospectus supplement may be, forward-looking. All statements regarding our future financial condition, results of operations and businesses, strategy, plans and objectives are forward-looking. Statements containing the words "believes," "intends," "expects" and words of similar meaning are also forward-looking. Such statements involve unknown risks, uncertainties and other factors that may cause our results, performance or achievements or conditions in the markets in which we operate to differ from those expressed or implied in those statements. These factors include regulatory changes, technological developments, globalization, levels of spending in major economies, the levels of marketing and promotional expenditures, actions of competitors, employee costs, future exchange and interest rates, changes in tax rates and future business combinations or dispositions, together with other factors discussed in "—Risk Factors" in our annual reports on Form 20-F and in any prospectus supplement. We may also make or disclose written and/or oral forward-looking statements in reports filed with or furnished to the SEC, our annual report and accounts to shareholders, proxy statements, offering circulars, registration statements, prospectuses, prospectus supplements, press releases and other written materials and in oral statements made by our directors, officers or employees to third parties, including financial analysts. We undertake no obligation to update any of or our forward-looking statements.

PRUDENTIAL PUBLIC LIMITED COMPANY

        We are a leading international financial services group, providing retail financial services and fund management in our chosen markets of the United Kingdom, the United States, Asia and continental Europe. At June 30, 2002, we were one of the 20 largest public companies in the United Kingdom in terms of market capitalization on the London Stock Exchange. We are also listed on the New York Stock Exchange. Prudential is not affiliated with Prudential Financial, Inc. or its subsidiary, Prudential Insurance Company of America.

United Kingdom

        As at June 30, 2002, we were the proprietor of the largest U.K. long-term fund of investment assets, supporting long-term insurance products of The Prudential Assurance Company. This fund is rated AA+ by Standard & Poor's and Aa1 by Moody's in terms of financial strength. Our U.K. insurance operations are focused on the four key product areas of pensions, annuities, with-profit bonds and individual savings accounts, which are distributed under the Prudential brand.

        M&G is our U.K. and European fund management business. As at June 30, 2002, M&G was the second largest U.K. fund manager in terms of funds under management (including funds managed for both Prudential and Scottish Amicable).

        Our digital banking subsidiary, Egg plc, was launched in 1998. It offers products and services in the four main areas of banking, investments, insurance and online shopping. In June 2000, we completed an initial public offering of 21% of our holding in Egg plc on the London Stock Exchange.

United States

        Our U.S. life insurance subsidiary, Jackson National Life, was the tenth largest life insurance company in the United States in terms of general account assets as at June 30, 2002. It operates in the individual fixed annuities, equity indexed annuities and variable annuities markets.

Asia

        In Asia, we have 22 operations in twelve countries. Our Asian savings, protection and investment products are distributed primarily through our agency sales force and bancassurance agreements.

Continental Europe

        Prudential and Egg have operations in France, while M&G has commenced distributing a range of funds in the German and Austrian markets.

USE OF PROCEEDS

        Except as otherwise provided in any prospectus supplement, the net proceeds from the sale of the securities described in this prospectus will be added to our funds to be used for general corporate purposes. Pending such application, such net proceeds may be invested in short-term marketable securities.

RATIOS OF EARNINGS TO FIXED CHARGES

        The ratios of earnings to fixed charges for the periods indicated, using financial information calculated in accordance with U.K. GAAP, are:

	Year ended December 31,
						Six months ended June 30, 2002
	1997	1998	1999	2000	2001
Historical Ratio of Earnings[1] to Fixed Charges[2]	11.3	8.0	4.4	4.0	1.9	3.3
Supplemental[3] Ratio of Earnings to Fixed Charges	17.0	12.3	6.6	8.0	3.1	6.4

        On a U.S. GAAP basis, the ratios of earnings to fixed charges are as follows:

	Year ended December 31,
						Six months ended June 30, 2002[4]
	1997	1998	1999	2000	2001[4]
Historical Ratio of Earnings[1] to Fixed Charges[2]	1.6	1.5	1.5	1.2	—	—
Supplemental[3] Ratio of Earnings to Fixed Charges	19.7	12.0	11.6	5.0	—	—

1.
On a U.K. GAAP basis, earnings represent profit on ordinary activities (excluding discontinued operations) before shareholder tax. On a U.S. GAAP basis, earnings represent net income from continuing operations before income taxes, minority interests and cumulative effects of changes in accounting principles.

2.
Fixed charges consist of all interest expensed in the profit and loss account under U.K. GAAP and interest payments on lease obligations for land and buildings. Due to the complexity of determining such charges, an approximation is permitted by relevant rules. Accordingly, one-third of the Prudential group's lease payments on land and buildings has been included in fixed charges for interest payments on these obligations. Under U.S. GAAP, fixed charges also include interest credited to policyholders in respect of account values for investment-type policies.

3.
Management believes that the supplemental ratios are more indicative of the Prudential group's ability to cover its fixed charges than the historical ratios because they include fixed charges incurred for shareholder-financed business but exclude product-related fixed charges and fixed charges that are effectively borne by policyholders. Presentation of the supplemental ratios is neither required nor encouraged by the SEC.

  On a supplemental U.K. GAAP basis, fixed charges consist of interest arising on borrowings of Prudential plc (and related finance subsidiaries) required to support the group's shareholder-financed businesses, as well as other borrowings of a trading nature. These other borrowings consist of the commercial paper borrowings that support a short-term fixed income securities reinvestment program. Fixed charges arising on debt in respect of with-profit funds are excluded, as these funds have not yet been attributed to policyholders and shareholders on a U.K. GAAP basis. Fixed charges on certain other borrowings arising from trading activities are also excluded. These consist of trading borrowings of U.K. banking operations, non-recourse borrowings issued by investment subsidiaries managed by PPM America and wholesale funding arrangements entered into by Jackson National Life, which are substantially identical to guaranteed investment contracts. This presentation is consistent with the capitalization and indebtedness table below.

  In addition to the items included in the supplemental U.K. GAAP basis mentioned above, the supplemental U.S. GAAP basis fixed charges include interest on trading borrowings of U.K. banking operations, non-recourse borrowings issued by investment subsidiaries managed by PPM America and shareholders' 10% interests in charges on bank loans and overdrafts and the interest portion of lease payments relating to with-profits business. These 10% shareholders' interests reflect the shareholder's interest in the pre-bonus operating results from the with-profits funds under U.S. GAAP.

  On a supplemental U.S. GAAP basis, in contrast to a historical basis, fixed charges therefore exclude the following: (i) interest charges on SAIF borrowings of £100 million (SAIF is the Scottish Amicable Insurance Fund, a segregated sub-fund established within The Prudential Assurance Corporation's long-term business fund following the acquisition of Scottish Amicable in 1997; this fund is solely for the benefit of those Scottish Amicable Life Assurance Society policyholders whose policies were transferred to SAIF; shareholders have no interests in the profits of this fund on either a U.K. GAAP or U.S. GAAP basis) and (ii) interest credited on account values of investment-type policies and amounts in respect of Medium Term Notes (products with the characteristics of funding arrangements) entered into by Jackson National Life. In addition, total fixed charges arising out of the with-profits funds have been reduced to exclude the policyholders' 90% interest.

4.
Net losses meant that earnings were insufficient to cover fixed charges on a U.S. GAAP basis as at June 30, 2002 by £367 million and as at December 31, 2001 by £721 million.

        The U.S. GAAP supplemental ratios illustrate a greater variation in the ratio of earnings to fixed charges than the U.K. counterpart. Under U.K. GAAP, profit attributable to shareholders in respect of Prudential's with-profits business reflects up to one-ninth of the value of bonuses paid to policyholders. To the extent that earnings from the with-profits funds do (or do not) exceed bonuses and related shareholder distributions, there is a transfer to (or from) the fund for future appropriations. Under U.S. GAAP, however, the shareholders' 10% interest in the pre-bonus operating results from with-profits funds is reflected in net income. The shareholder result from these funds is strongly influenced by investment returns and is subject to considerable volatility.

CAPITALIZATION AND INDEBTEDNESS

        The table below sets forth our capitalization as of June 30, 2002. You should read this table in conjunction with the consolidated financial statements and notes.

	As of June 30, 2002
	(In £ Millions)	(In $ Millions)[1]
Short-term debt	1,582	2,413
Long-term debt	2,257	3,441

Total debt[2]	3,839	5,854

Ordinary share capital	100	153
Share premium	541	825
Retained profit and loss reserve	3,467	5,287

Total shareholders' funds	4,108	6,265

Total capitalization	7,947	12,119

	As of June 30, 2002
	(In £ Millions)	(In $ Millions)[1]
Core structural borrowings:
Parent company and finance subsidiaries	2,034	3,102
Jackson National life surplus notes	164	250
Structural borrowings of U.K. banking operators	202	308
Global commercial paper program[3]	1,397	2,130
Bank loans and overdrafts repayable on demand	42	64

Total debt	3,839	5,854

1.
Amounts stated in U.S. dollars have been translated from pounds sterling at the rate of $1.525 per £1.00 (the noon buying rate in New York City on June 28, 2002).

2.
Total debt comprises the items set forth in the table below. All of this debt is unsecured. Of this debt, £193 million has been issued by a finance subsidiary of the Prudential group and has been guaranteed by Prudential plc. The remainder of the debt is not guaranteed. Debt arising from long-term business operations and trading debt items, such as Egg debt securities, Jackson National Life funding arrangements and non-recourse borrowings issued by investment subsidiaries managed by PPM America, have been excluded.

3.
These commercial paper borrowings are issued by Prudential plc and support a short-term fixed income securities reinvestment program.

        The aggregate amount of our outstanding debt as at March 31, 2003, the most recent practicable date prior to the date of this prospectus, was £3,685 million. Of this amount, (i) no debt was secured, (ii) senior debt ranking equally with any Senior Debt Securities that may be issued pursuant to this prospectus totaled £2,919 million, (iii) debt ranking senior to any Dated Subordinated Debt Securities that may be issued pursuant to this prospectus totaled £2,919 million and (iv) debt ranking senior to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities that may be issued pursuant to this prospectus totaled £3,685 million.

        Debt of our subsidiaries that would at March 31, 2003 effectively rank senior to any Senior Debt Securities and Subordinated Debt Securities that may be issued pursuant to this prospectus totaled £5,241 million. This amount includes debt issued by long-term business operations and trading debt items such as Egg debt securities and Jackson National Life funding arrangements.

DESCRIPTION OF THE SECURITIES

        The securities offered pursuant to this prospectus will be issued under either a senior indenture or a subordinated indenture, each of which has been entered into between us, as issuer, and Wilmington Trust Company, as senior trustee and Citibank, N.A., as subordinated trustee, respectively. Senior debt securities ("Senior Debt Securities") will be issued under the senior indenture, dated as of    •    , 2003, and subordinated debt securities ("Subordinated Debt Securities") will be issued under the subordinated indenture, dated as of    •    , 2003. We refer to Senior and Subordinated Debt Securities together as "debt securities" and the senior indenture and the subordinated indenture as the "indentures."

        The following summary of certain provisions of the debt securities and the indentures, and any such summary in any prospectus supplement, do not purport to be complete and are subject, and qualified by reference, to all the provisions of the debt securities and the relevant indenture. As used in this description, the holder of a debt security is the registered owner of that security.

        Forms of the indentures have been filed as exhibits to the registration statement of which this prospectus is a part. The indentures will be subject to and governed by the U.S. Trust Indenture Act of 1939, as amended. You should read the indentures for a more complete understanding of the provisions we describe. Please see "Where You Can Find More Information About Us" for information on how to obtain copies of the indentures.

        We describe in this section the general terms that will apply to any debt securities that may be offered pursuant to this prospectus. At the time that we offer debt securities, we will describe in the related prospectus supplement the specific terms of the offered debt securities and the extent to which the general terms described in this section apply or do not apply to those securities.

        Capitalized terms used but not otherwise defined herein have the meanings set forth in the indentures.

General

        The indentures do not limit the amount of the debt securities that we may issue thereunder and provide that we may issue debt securities thereunder from time to time in one or more series.

        We may issue Senior Debt Securities, as described in greater detail below. We may also issue Subordinated Debt Securities. Subordinated Debt Securities may:

  •
  have a fixed Stated Maturity or date of redemption ("Dated Subordinated Debt Securities"), or

  •
  have no fixed Stated Maturity or date of redemption and be Subordinated Debt Securities to which the provisions set forth under the heading "Status of the Subordinated Debt Securities—Perpetual Subordinated Capital Securities" do not apply (in which case such Subordinated Debt Securities are referred to as "Perpetual Subordinated Debt Securities") or

  •
  have no fixed Stated Maturity or date of redemption and be Subordinated Debt Securities to which the provisions set forth under the heading "Status of the Subordinated Debt Securities—Perpetual Subordinated Capital Securities" apply (in which case such Subordinated Debt Securities are referred to as "Perpetual Subordinated Capital Securities").

        We will describe the following terms of the particular series of debt securities being offered in the applicable prospectus supplement:

  •
  whether the debt securities are Senior Debt Securities or Subordinated Debt Securities, and if Subordinated Debt Securities, whether they are Dated Subordinated Debt Securities, Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities,

  •
  the designation, aggregate principal amount and authorized denominations of the series of debt securities,

  •
  the percentage or percentages of principal amount at which the debt securities of the series will be issued,

  •
  certain dates or periods, including:

  (a)
  the original issue date or dates or periods during which the debt securities may be issued,

  (b)
  the date or dates (or manner of determining the same), if any, on which, or the range of dates, if any, within which, the principal of (and premium, if any, on) the debt securities of the series is payable and

  (c)
  the record dates, if any, for the determination of holders to whom such principal (and premium, if any, thereon) is payable,

  •
  information with regard to interest, including:

  (a)
  the rate or rates per annum (or the manner of calculation thereof) at which the debt securities of the series shall bear interest (if any),

  (b)
  the date or dates from which such interest shall accrue,

  (c)
  the Interest Payment Dates on which such interest shall be payable (or manner of determining the same) and

  (d)
  the Regular Record Date for the interest payable on any Interest Payment Date,

  •
  the place or places where:

  (a)
  the principal of (and premium, if any, on) and interest or Deferred Interest (as defined below), if any, on debt securities of the series shall be payable,

  (b)
  debt securities of the series may be presented for transfer or exchange and

  (c)
  notices and demands to or upon us may be served,

  •
  the terms and conditions, if any, upon which debt securities of the series may be redeemed, in whole or in part, at our option or otherwise,

  •
  our obligation, if any, to redeem, repurchase or repay debt securities of the series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the terms and conditions in respect thereof,

  •
  minimum denomination or denominations in which the debt securities shall be issued,

  •
  with respect to debt securities of a series, if other than the principal amount thereof, the portion of the principal amount of such debt securities of the series which shall be payable upon a redemption prior to Maturity or a declaration of acceleration of the Maturity following an Event of Default, if any, thereof,

  •
  with respect to the Senior Debt Securities of a series, any additional Events of Default (as defined below) and, with respect to the Subordinated Debt Securities of a series, any additional Events of Default, Payment Defaults, Capital Security Defaults or Payment Events (each as defined herein),

  •
  any of our additional covenants or agreements with respect to the debt securities of the series,

  •
  in the case of Perpetual Subordinated Capital Securities, additional or differing provisions, if any, with respect to Deferred Interest, Events of Default, Capital Security Defaults, Payment Events, Tax Events, Regulatory Events, Junior Securities, Parity Securities and subordination, together with details for any indemnification or application of alternative coupon satisfaction mechanisms through the issuance of ordinary shares or otherwise,

  •
  if a person other than Wilmington Trust Company or Citibank, N.A. is to act as trustee for the Senior Debt Securities and Subordinated Debt Securities of any series, respectively, the name and location of the corporate trust office of such trustee and, with respect to any debt securities of a series, if a person other than the applicable trustee, in its capacity as principal paying agent for the debt securities, is to act as such agent, the name and location of the principal office of such principal paying agent,

  •
  if other than U.S. dollars, the currency or currency unit in which any payments on the debt securities of the series shall be made or in which the debt securities of the series shall be denominated,

  •
  if the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of the series are to be payable, at our election or at the election of a holder thereof, in a currency or currency unit other than that in which such debt securities are denominated or stated to be payable, the period or periods within which (including the Election Date), and the terms and conditions upon which, such election may be made,

  •
  the designation of the original Currency Determination Agent, if any, and in what circumstances a certificate of the Currency Determination Agent, or any other certificate, shall be delivered for debt securities of the series,

  •
  the index, if any, used to determine the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of the series,

  •
  if applicable, the fact that the terms of the applicable indenture described below under "Satisfaction and Discharge" will not apply with respect to the debt securities of the series,

  •
  if the amount of payments of principal of (and premium, if any, on) and interest and Deferred Interest, if any, on the debt securities of a series may be determined, at our election or the election of a holder thereof, with reference to an index based on a currency or currency unit other than that in which such debt securities are denominated or stated to be payable or any other index, the manner in which such amounts shall be determined,

  •
  the date as of which any Global Security representing outstanding debt securities of the series shall be dated if other than the date of original issuance of the first security of the series to be issued,

  •
  if applicable, the fact that the terms of the applicable indenture described under "Redemption and Repurchase—Redemption of Debt Securities for Tax Reasons" and "Payment of Additional Amounts" below will not apply with respect to the debt securities of the series,

  •
  whether the debt securities of the series shall be issued in whole or in part in the form of a Global Security or securities and, in such case, the Depositary for such Global Security or securities,

  •
  whether any legends shall be stamped or imprinted on all or a portion of the debt securities of a series, and the terms and conditions upon which any such legends may be removed,

  •
  the form of the debt securities of a series (including the terms and conditions of such debt securities),

  •
  in the case of any series of Perpetual Subordinated Capital Securities, the particular terms of such series, including those relating to any alternative coupon satisfaction mechanism, definitive suspension thereof, optional redemption, and such other terms relating to Deferred Interest,

    Events of Default, Capital Security Defaults, Payment Events, Tax Events, Regulatory Events, Junior Securities, Parity Securities and subordination,

  •
  information with respect to book-entry procedures, if any, and

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  any other terms of that series.

        All debt securities of any one series need not be issued at the same time.

        If the purchase price of any of the debt securities is denominated in a foreign currency or currencies or foreign currency unit or units or if the principal of (and premium, if any, on) or interest, if any, on any series of debt securities is payable in a foreign currency or currencies or foreign currency unit or units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of debt securities and such foreign currency or currencies or foreign currency unit or units will be set forth in the related prospectus supplement.

        Some of the debt securities may be issued as "Discounted Securities" (providing that upon any redemption prior to Maturity or acceleration of the Maturity thereof, an amount less than the stated principal amount thereof shall become due and payable) to be sold at a substantial discount below their stated principal amount. Any special U.S. federal income tax consequences and U.K. tax consequences and other special considerations applicable to any Discounted Securities will be described in the related prospectus supplement, although a general discussion of the potential tax considerations may be found below under "Taxation".

        Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, holders of debt securities will not be entitled to any voting rights except as otherwise described herein.

        Unless otherwise indicated in the prospectus supplement relating to the debt securities of a series, the provisions of the indentures and the debt securities do not afford you protection in the event of a highly leveraged or other transaction involving us which might adversely affect you.

Denominations, Registration and Transfer

        Unless the applicable prospectus supplement provides otherwise, we will issue debt securities registered in the name of holders as set out in the books of the security registrar (each, a "Registered Security," or a security in "registered form"). Unless the applicable prospectus supplement provides otherwise, Registered Securities will be represented by interests in one or more global securities (each, a "Global Security," or a security in "global form") deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, as described under "Global Securities" below. Registered Securities will be issued in such denominations as are specified in the applicable prospectus supplement and a Global Security will be issued in a denomination equal to the aggregate principal amount of outstanding debt securities of the series represented by such Global Security, unless the applicable prospectus supplement provides otherwise.

        In the circumstances described below under "—Securities in Definitive Form," we may physically issue and deliver certificated securities, which are referred to as securities in "definitive form". Registered Securities of any series issued in definitive form will be exchangeable for other Registered Securities of the same series, of a like aggregate principal amount and tenor and of different authorized denominations. A Registered Security issued in definitive form may be presented for registration of transfer (with the form of transfer duly executed), at the office of the security registrar or at the office of any transfer agent we designate for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge but subject to payment of any taxes and other governmental charges as described in the applicable indenture. Such transfer or exchange will be effected after the security registrar or transfer agent, as the case may be, is satisfied with the documents of title and identity of the person making the request. We have initially appointed the trustees as the security registrars under the relevant indentures. If a prospectus supplement refers to any transfer agents (in addition to the security registrar) that we have initially designated with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for such series. We may at any time designate additional transfer agents with respect to any series of debt securities.

        If the debt securities of a series are redeemed in part, we shall not be required to:

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  issue, register the transfer of or exchange debt securities of any such series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of debt securities of that series selected to be redeemed and ending at the close of business on the day of mailing of the relevant notice of redemption or

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  register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part.

Global Securities

        The debt securities of a series may be represented in whole or in part by one or more Global Securities that will be registered in the name of or in the name of a nominee of, and deposited with or on behalf of, DTC or a common depositary for Euroclear and Clearstream (a "Depositary"). Global Securities will be issued in registered form unless the applicable prospectus supplement provides otherwise. Unless and until it is exchanged for securities in definitive form, any such Global Security may not be transferred except as a whole by the relevant Depositary to its nominee, or vice versa, or by a nominee to another nominee of such Depositary or, in either case, to a successor of such Depositary or a nominee of such successor.

        The specific terms of the depositary arrangement with respect to a series of debt securities will be described in the related prospectus supplement. We anticipate that the following provisions will apply to all depositary arrangements.

        Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit the accounts of persons entitled thereto with the respective beneficial interests in the principal amounts of the debt securities represented by such Global Security. Such accounts shall be designated by the underwriters, dealers or agents with respect to such debt securities, or by us if we offer and sell directly such debt securities. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the Depositary for such Global Security or its nominee ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in the Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary or its nominee (with respect to interests of participants) for such Global Security and on the records of participants (with respect to interests of persons who hold interests through participants). The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair your ability to transfer beneficial interests in a Global Security.

        So long as the relevant Depositary, or its nominee, is the registered owner of such Global Security, it will be considered the sole owner or holder of the debt securities represented by such Global Security for all purposes under the applicable indenture governing the debt securities. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have debt securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable indenture governing such debt securities. Such owners of beneficial interests will not have the direct right to act upon any solicitation for actions from holders of the debt securities and will be permitted to act only to the extent appropriate proxies to do so from DTC, Euroclear or Clearstream, as applicable, have been received. Similarly, upon the occurrence of an Event of Default, unless and until debt securities in definitive form are issued, owners of beneficial interests in Global Securities will be restricted to acting only to the extent appropriate proxies have been received from DTC, Euroclear or Clearstream, as applicable.

        Any payments of principal, premium or interest on debt securities registered in the name of a Depositary or its nominee will be made to it as the registered owner of the Global Security representing such debt securities. Neither we, nor any of the applicable trustees, paying agents or security registrars for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security for such debt securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

        We expect that the Depositary for a Global Security or its nominee, upon receipt of any payment of principal, premium or interest, will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the debt securities of such series represented by such Global Security as shown on the records of such Depositary or its nominee. We also expect that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities payable to bearer or registered in "street name", and will be the responsibility of such participants.

Securities in Definitive Form

        If a Depositary for a Global Security in respect of a series of debt securities is at any time unwilling or unable to continue as depositary, and we do not appoint a successor depositary within 120 days, or in the event of our winding up we fail to make any payment on any debt securities when due, and the applicable trustee has received notice from the registered owner of such Global Security requesting the exchange of a specified amount of such debt securities for debt securities of such series in definitive form, we will issue Registered Securities in respect of the debt securities of such series in definitive form in exchange for the Global Security representing such series of debt securities.

        We may at any time and in our sole discretion determine that the Registered Securities in respect of the debt securities of any series represented by one or more Global Securities, shall no longer be represented by such Global Security or Securities. In such event, we will issue Registered Securities in respect of the debt securities of such series in definitive form. Further, if we so specify with respect to the debt securities of a series, you may, on terms acceptable to us and the Depositary for such Global Security, receive Registered Securities of such series in definitive form.

        In any such instance, you will be entitled to physical delivery in definitive form of securities of the series of debt securities represented by such Global Security, equal in principal amount to your beneficial interest, and to have such securities registered in your name.

        Debt securities of any series so issued in definitive form will only be issued as Registered Securities in authorized minimum denominations and bearing any applicable restrictive legend. There should be no tax consequences associated with an exchange of Registered Securities in global form for Registered Securities in definitive form.

        If we issue debt securities in definitive form in exchange for a particular Global Security, the relevant Depositary, as holder of that Global Security, will surrender it against receipt of the debt securities in definitive form, cancel the book-entry debt securities of that series, and distribute through

DTC, Euroclear or Clearstream, as the case may be, the debt securities in definitive form of that series to the persons and in the amounts specified by DTC, Euroclear or Clearstream, as the case may be.

        To the extent permitted by law, we, the applicable trustees, paying agents or security registrars shall be entitled to treat the person in whose name any debt security in definitive form is registered as the absolute owner. Payments in respect of a debt security in definitive form will be made to the person in whose name the definitive debt security is registered as it appears in the register for that series. They will be made by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register. Debt securities issued in definitive form should be presented to the applicable paying agent for redemption.

        Holders of debt securities in definitive form will have the direct right to act upon any solicitation for actions from holders of the debt securities, including upon the occurrence of an Event of Default, and will not be required to rely upon receipt of proxies from DTC, Euroclear or Clearstream.

Status of the Senior Debt Securities

        The Senior Debt Securities will constitute our direct, unconditional, unsubordinated and (subject to the provisions set forth under "—Senior Debt Securities—Negative Pledge" below) unsecured obligations. In each case, these obligations shall be without any preference among themselves and will rank at least equally with all of our other unsecured and unsubordinated obligations. This will be subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors' rights. Other unsecured and unsubordinated indebtedness may contain covenants, events of default and other provisions which are different from or which are not contained in the Senior Debt Securities.

Senior Debt Securities—Negative Pledge

        So long as any Senior Debt Securities remain outstanding (as defined in the senior indenture), we will not, and will ensure (so far as we can do so by the proper exercise of our voting and other rights or powers of control exercisable in relation to such company) that the Principal Subsidiary (as defined below) will not, create or permit to exist any mortgage or charge upon the whole or any part of our or its undertaking or assets (other than assets representing the fund or funds we maintain, or as the case may be, the Principal Subsidiary maintains, in respect of long-term business (as defined in the Financial Services and Markets Act 2000)), present or future, to secure payment of any of our present or future Relevant Indebtedness (as defined below), or such Relevant Indebtedness of any of our Subsidiaries, or to secure any guarantee or indemnity in respect thereof, without at the same time securing such outstanding Senior Debt Securities and all amounts payable under the senior indenture in respect thereof equally and ratably with the same security as secures any such Relevant Indebtedness, guarantee or indemnity, or such other security as shall be approved by the holders of at least 75% in principal amount of the outstanding debt securities of that series.

        "Subsidiary" means a subsidiary, within the meaning of Section 736 of the Companies Act 1985 of Great Britain as amended by the Companies Act 1989 of Great Britain ("Section 736"). Section 736 provides that a company will be our subsidiary where:

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  we hold a majority of its voting rights,

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  we have membership in it and have the right to appoint or remove a majority of its board of directors,

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  we have membership in it and control alone, pursuant to an agreement with other shareholders or members, a majority of the voting rights in it or

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  such company is a subsidiary of any company which is our subsidiary.

        "Principal Subsidiary" means The Prudential Assurance Company Limited for so long as it remains our Subsidiary.

        "Relevant Indebtedness" means any indebtedness for borrowed money (other than indebtedness in the form of sterling debenture stock (as defined in the senior indenture) or indebtedness which has a stated maturity not exceeding one year) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities which, with our agreement or the agreement of any relevant Subsidiary, as the case may be, are quoted, listed, dealt in or traded on a stock exchange or over the counter or other recognized securities market (whether or not distributed by way of private placement) excluding any indebtedness for borrowed money incurred to acquire an asset from outside the Prudential group in respect of which the person to whom such indebtedness is owed has no recourse whatsoever to us or the Principal Subsidiary, as the case may be, for repayment other than recourse for amounts limited to the cash flow or net cash flow (other than historic cash flow or historic net cash flow) from such asset.

Status of the Subordinated Debt Securities

General

        If we become bankrupt or are wound up or liquidated, the claims of the holders of Subordinated Debt Securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of our Senior Creditors (as defined below). The Subordinated Debt Securities do not have the benefit of any negative pledge covenant.

        As a result of this subordination, no amount will be payable should we be the subject of any bankruptcy, winding up or liquidation proceedings in England and Wales in respect of claims under the Subordinated Debt Securities of any series until all the claims of our Senior Creditors admitted in such bankruptcy, winding up or liquidation have been satisfied. Also, by reason of subordination, in the event of any such bankruptcy, winding up or liquidation in England and Wales, our creditors who are holders of such senior claims as described above may recover more, ratably, than holders of any such Subordinated Debt Securities and holders of other claims ranking pari passu therewith.

        Currently there is no limitation on the issuance of indebtedness which would constitute claims of our Senior Creditors.

        "Senior Creditor" when used with respect to any series of Subordinated Debt Securities means, unless otherwise set forth in the applicable prospectus supplement, any of our creditors:

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  who is an unsubordinated creditor with a claim admitted in the event of our winding up,

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  whose claim is or is expressed to be subordinated, whether only in the event of winding up or otherwise, to the claim of any of our unsubordinated creditors but not further or otherwise or

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  who is a subordinated creditor other than any whose claim ranks or is expressed to rank pari passu with or junior to the claims of the holders of any Subordinated Debt Securities of such series.

Dated Subordinated Debt Securities

        The Dated Subordinated Debt Securities will constitute our unsecured subordinated obligations without any preference among themselves.

        In the event we are the subject of any bankruptcy, winding up or liquidation proceedings, if the amounts payable with respect to the Dated Subordinated Debt Securities and any claims ranking pari passu with any such debt securities are not paid in full, the holders of any such debt securities and holders of other claims ranking pari passu with any such debt securities will share ratably in any distribution of our assets in proportion to the respective amounts to which they are entitled.

Perpetual Subordinated Debt Securities

        The Perpetual Subordinated Debt Securities will constitute our unsecured subordinated obligations without any preference among themselves.

        If we become bankrupt or are wound up or liquidated, the amount payable with respect to the Perpetual Subordinated Debt Securities shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if on the day prior to the commencement of the winding up and thereafter, the holders of the Perpetual Subordinated Debt Securities were the holders of our most senior class of preference shares having a preferential right to a return of assets in the winding up over the holders of all issued classes of share capital (including all classes of our issued preference shares) for the time being, assuming that such preference shares were entitled (to the exclusion of all other rights or privileges) to receive as a return of capital in such winding up an amount equal to the principal amount of the Perpetual Subordinated Debt Securities then outstanding together with premium, if any, and interest accrued to the date of the repayment, if any. If such amounts and any claims ranking pari passu with such amounts are not paid in full, the holders of such debt securities and claims will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

Perpetual Subordinated Capital Securities

        The Perpetual Subordinated Capital Securities will constitute our unsecured subordinated obligations without any preference among themselves.

        If we become bankrupt or are wound up or liquidated, the amount payable with respect to the Perpetual Subordinated Capital Securities shall be determined by calculating the amount, if any, as would have been payable in respect thereof as if on the day prior to the commencement of the winding up and thereafter, the holders of the Perpetual Subordinated Capital Securities were the holders of preference shares in our capital having a preferential right to a return of assets in the winding up over the holders of our ordinary shares (but pari passu with the holders of our most senior ranking class of issued preference shares, if any, except to the extent such preference shares represent claims of Senior Creditors) assuming that such preference shares were entitled (to the exclusion of all other rights or privileges) to receive as a return of capital in such winding up an amount equal to the principal amount of the Perpetual Subordinated Capital Securities then outstanding together with premium, if any, interest accrued to the date of repayment, if any, and to the extent specified in the applicable prospectus supplement, Deferred Interest, if any. If such amounts and any claims ranking pari passu with such amounts are not paid in full, the holders of such debt securities and claims will share ratably in any such distribution of our assets in proportion to the respective amounts to which they are entitled.

        The effect of using this method to calculate the amount payable with respect to the Perpetual Subordinated Capital Securities is that, in the event of a bankruptcy or similar event, the claims of the holders of Perpetual Subordinated Capital Securities will be subordinate to, and subject in right of payment to the prior payment in full of, all claims of the holders of Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities and any claims ranking pari passu with such Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities.

Currency

        To the extent that holders of the debt securities are entitled to any recovery with respect to the debt securities in any bankruptcy, winding up or liquidation, it is unclear whether such holders would be entitled in such proceedings to a recovery in dollars or currencies other than pounds sterling and, as a general matter, the right to claim for any amounts payable on debt securities may be limited by applicable insolvency law.

Payments on Debt Securities

        The applicable prospectus supplement will specify the date on which we will pay interest, if any, and, in the case of the Senior Debt Securities and the Dated Subordinated Debt Securities, the date for payments of principal (and premium, if any, thereon) on any particular series of debt securities. The prospectus supplement will also specify the interest rate or rates, if any, or how such rate or rates will be calculated.

Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities

        Unless otherwise provided in the applicable prospectus supplement, if we do not pay an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, or do not pay all or any part of the principal of (or premium, if any, on) any such Subordinated Debt Securities on the Stated Maturity (if any) or any other date set for redemption, the obligation to make such payment on such Interest Payment Date, Stated Maturity or other date set for redemption, as the case may be, shall be deferred until:

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  in the case of a payment of interest, the date upon which we pay a dividend on any class of our share capital or we make any payment on any series of debt securities ranking pari passu with such series of Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities (a "Deferred Interest Payment Date") or, in the case of the Dated Subordinated Debt Securities, the earlier to occur of the Stated Maturity for the payment of principal or the Deferred Principal Payment Date (as defined below), as the case may be, and

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  in the case of a payment of principal (or premium, if any), the first Business Day after the date that falls six months after such payment was originally due (a "Deferred Principal Payment Date").

        No payment of interest so deferred will accrue interest. No payment so deferred shall be treated as due for any purpose until the Deferred Interest Payment Date or Deferred Principal Payment Date, as the case may be, and accordingly, no such deferral will constitute an Event of Default, Payment Default or Payment Event.

        If so provided in the applicable prospectus supplement and notwithstanding any other provision of the Dated Subordinated Debt Securities, we may be entitled by notice in writing to the subordinated trustee, such notice a "Deferral Notice," to defer the due date for payment of any principal (or premium, if any, on) or interest in respect of any series of Subordinated Debt Securities if the U.K. Financial Services Authority has requested or required us to make that deferral. As a result, we would not have to make that payment on the date that it would otherwise have become due and payable.

Perpetual Subordinated Capital Securities

        Interest on the Perpetual Subordinated Capital Securities will, to the extent set forth in the applicable prospectus supplement, be payable on each Compulsory Interest Payment Date (as defined below). The prospectus supplement will specify the interest rate or rates and how such rate or rates will be calculated.

        We will have no obligation to make any payments on an Optional Interest Payment Date (as defined below), and any failure to make such payments shall not constitute an Event of Default, Capital Security Default or Payment Event. Any interest not paid on any Optional Interest Payment Date shall, if so provided in the applicable prospectus supplement, constitute collectively "Deferred Interest" so long as the same remains unpaid. See "—Events of Default and Defaults—Subordinated Debt Securities" below. Deferred Interest and interest, if any, on Deferred Interest, with respect to the Perpetual Subordinated

Capital Securities will be payable only pursuant to the alternative coupon satisfaction mechanism discussed in the applicable prospectus supplement and in such circumstances and in such manner as are set forth therein.

        "Compulsory Interest Payment Date" means, in respect of the Perpetual Subordinated Capital Securities, any Interest Payment Date other than an Optional Interest Payment Date.

        "Optional Interest Payment Date" shall have the meaning attributable to such term in the applicable prospectus supplement.

Solvency Condition

        Except in a winding up, if applicable, any payments of principal, premium, if any, interest, if any, or Deferred Interest, if any, in respect of the Subordinated Debt Securities of any series are conditional upon our satisfying the Solvency Condition at the time of and immediately after any such payment, and no principal, premium, if any, interest, if any, or Deferred Interest, if any, shall be payable in respect of any series of such debt securities and neither we nor any of our subsidiaries, as applicable, may redeem or repurchase any of the debt securities of any such series except to the extent that we would satisfy the Solvency Condition both at the time of and immediately after, any such payment, redemption or repurchase.

        "Solvency Condition" means, unless otherwise set forth in the applicable prospectus supplement, that, at the relevant time, we are solvent by virtue of:

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  our being able to pay debts to Senior Creditors as they fall due and

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  our Assets (as defined below) exceeding our Liabilities (as defined below), other than our Liabilities to persons who are not Senior Creditors, by at least 4% or such other percentage as the U.K. Financial Services Authority may from time to time require by rule or regulation as the minimum margin of solvency applicable to insurance companies subject to its regulation.

        "Assets" means the total amount of our non-consolidated gross assets as shown by our latest published balance sheet, but adjusted as specified in the subordinated indenture, including for contingencies and subsequent events, and to such extent as the person or persons giving the relevant Solvency Condition report may determine.

        "Liabilities" means the total amount of our non-consolidated gross liabilities as shown by our latest published balance sheet, but adjusted as specified in the subordinated indenture, including for contingencies and subsequent events, and to such extent as the person or persons giving the relevant Solvency Condition report may determine.

        A report as to our solvency by two of our directors or, in certain circumstances as provided in the subordinated indenture, our auditors or, if we are in winding up in England and Wales, our liquidator shall in the absence of proven error be treated and accepted by us, the subordinated trustee and the holders of any such Subordinated Debt Securities as correct and sufficient evidence thereof. Any such report shall be made to the subordinated trustee within 14 days before any such payment is to be made or within six months before any such repurchase or redemption is to be made.

        If the Solvency Condition is not satisfied, the amount of any payment which could otherwise be payable in respect of the Subordinated Debt Securities of any series will be available to meet our losses.

Redemption and Repurchase

Redemption of Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities

        The Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be undated and, accordingly, will have no final maturity and may not be repaid except in accordance with the provisions set forth below under "—Redemption of Debt Securities for Tax Reasons," "—Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons," "—Repurchase," "—Optional Redemption" and "Events of Default and Defaults—Subordinated Debt Securities" or as otherwise described in any applicable prospectus supplement.

Redemption of Debt Securities for Tax Reasons

        Subject, in the case of Subordinated Debt Securities of any series to our satisfying the Solvency Condition on any applicable date set for redemption, the debt securities of any series may be redeemed, as a whole but not in part, at our option, upon not more than 60 days' nor less than 30 days' prior notice to the holders of such debt securities, at a redemption price equal to 100% of the principal amount thereof (and premium, if any, thereon), together with accrued interest, if any, and any Deferred Interest thereon to the date fixed for redemption, upon the occurrence of a Tax Event with respect to such series, unless otherwise provided in the applicable prospectus supplement.

        "Tax Event" means, unless otherwise provided in the applicable prospectus supplement, we determine that (i) in making any interest payments or Deferred Interest payments, as the case may be, in respect of any debt securities, we have paid, or will or would on the next interest payment date be required to pay, Additional Amounts, as described below under "— Additional Amounts"; (ii) payments, including Deferred Interest Payments, on the next interest payment date in respect of any Perpetual Subordinated Capital Securities would be treated as "distributions" within the meaning of Section 209 of the Income and Corporation Taxes Act 1988 of the United Kingdom (as amended, re-enacted or replaced); or (iii) as a result of a change in or amendment to the laws or regulations of the United Kingdom or any political subdivision or any authority thereof or therein having power to tax, including any treaty to which the United Kingdom is a party, or any change in an application or official interpretation of those laws or regulations (including a holding by a court or tribunal of competent jurisdiction), which change or amendment becomes effective on or after the date of issue of the Perpetual Subordinated Capital Securities, we would not be entitled to claim a deduction in computing our U.K. taxation liabilities in respect of any interest payment (including any Deferred Interest Payment) on the Perpetual Subordinated Capital Securities, or the value of the deduction to us would be materially reduced; provided, that debt securities of any such series may not be so redeemed, by reason of clause (i) above, if such obligation to pay such Additional Amounts arises because of the official application or interpretation of laws or regulations affecting taxation in any relevant taxing jurisdiction or any political subdivision thereof or therein as a result of our consolidation, amalgamation or merger with or into, or our conveyance, transfer or lease of our properties and assets substantially as an entirety to, any person.

        If we provide a written opinion of independent legal counsel of recognized standing in the appropriate jurisdiction that is reasonably acceptable to the applicable trustee, dated as of the date of the relevant event referred to above, that no obligation to pay any Additional Amount arises, then that opinion of counsel will be final and binding on us, the applicable trustee and the holders of the debt securities of any such series as to the law of the relevant jurisdiction at the date of such opinion of counsel.

        In the event that we elect to redeem the debt securities of any series upon the occurrence of a Tax Event, we will deliver to the applicable trustee a certificate, signed by two of our authorized officers, evidencing compliance with such provisions and stating that we are entitled to redeem the debt securities of any such series pursuant to the terms of such debt securities and the applicable indenture.

We will further be required, before giving a notice of redemption, to deliver to the applicable trustee a written opinion of independent legal counsel of recognized standing in the appropriate jurisdiction, in a form satisfactory to such trustee, confirming that we are entitled to exercise the right of redemption.

        Notice of intention to redeem the debt securities of any series will be given in accordance with the provisions described under "Notices" below and pursuant to the terms of the applicable indenture. If such notice has been given, and subject, in the case of Subordinated Debt Securities of any series to our satisfying the Solvency Condition on the applicable redemption date and, if so required under the applicable U.K. regulatory requirements, providing notice thereof to, and receiving no objection thereto from, the U.K. Financial Services Authority (see below), the debt securities of any such series shall become due and payable on the redemption date specified in such notice and, upon presentation and surrender of such debt securities at the place or places specified in such notice, we shall pay and redeem such debt securities at the places and in the manner therein specified and at the redemption price therein specified together with accrued interest, if any, and Deferred Interest, if any, to the redemption date. From and after the redemption date, unless we shall default in the payment of the redemption price together with accrued interest, if any, the debt securities of any such series called for redemption shall cease to bear interest. If any such debt security called for redemption shall not be so paid upon surrender thereof for redemption, the principal thereof (and premium, if any, thereon) and, to the extent set out in the applicable prospectus supplement, Deferred Interest, shall, until paid, bear interest from the redemption date at such rate per annum equal to the rate borne by such debt security or, in the case of Discounted Securities, such debt security's Yield to Maturity.

Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons

        Subject to our satisfying the Solvency Condition and providing notice thereof to, and receiving no objection from, the U.K. Financial Services Authority (see below), on any applicable date set for redemption, the Perpetual Subordinated Capital Securities of any series may be redeemed, in whole but not in part, at our option, upon not more than 60 days' nor less than 30 days' prior notice to the holders of such debt securities, at a redemption price equal to 100% of the principal amount thereof (and premium, if any, thereon), together with accrued interest, if any, and any Deferred Interest thereon to the date fixed for redemption, if a Regulatory Event is deemed to have occurred.

        A "Regulatory Event" will be deemed to have occurred if we are required by the Capital Regulations to maintain a minimum or notional margin of solvency and, under such regulations, including as a result of a change thereto or the application or official interpretation thereof at any relevant time, the Perpetual Subordinated Capital Securities would not be capable of counting as cover for the minimum or notional margin of solvency or minimum capital required of us.

        "Capital Regulations" means rules and regulations of the U.K. Financial Services Authority, or any successor regulatory body, that require Prudential plc or any of its EEA Insurance Subsidiaries to maintain a minimum or notional margin of solvency or minimum regulatory capital or capital ratios, including, without limitation, pursuant to the Directive 98/78/EC of the European Union or any legislation, rules or regulations (whether having the force of law or otherwise) in any state within the European Economic Area (which includes the European Union together with Norway, Liechtenstein and Iceland) implementing such directive.

        "EEA Insurance Subsidiary" means any of our Subsidiaries engaged in the insurance business and regulated as such by a member state of the European Economic Area.

Optional Redemption

        The applicable prospectus supplement will specify whether we may redeem the debt securities of any series, in whole or in part, at our option, in any other circumstances. The prospectus supplement will also specify the notice that we will be required to provide and the prices (and premium, if any, thereon) at which and the dates on which the debt securities may be redeemed. Any notice of redemption of debt securities will state:

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  the date fixed for redemption,

  •
  the amount of debt securities to be redeemed if we are only redeeming part of the series,

  •
  the redemption price,

  •
  that on the date fixed for redemption the redemption price will become due and payable on each debt security to be redeemed and, if applicable, that any interest will cease to accrue on or after the redemption date and

  •
  the place or places at which each holder may obtain payment of the redemption price.

Financial Services Authority Consents

        Under U.K. regulatory requirements at the date of this prospectus, any redemption of Subordinated Debt Securities upon the occurrence of a Tax Event or Regulatory Event or repurchase or any optional redemption we or any of our Subsidiaries make of Subordinated Debt Securities of any series may be made only without the objection of the U.K. Financial Services Authority and subject to such conditions as the U.K. Financial Services Authority may impose at the time of any such non-objection.

Repurchase

        Subject to applicable law (including, without limitation, U.S. federal securities law), and subject, in the case of Subordinated Debt Securities of any series, to our satisfying the Solvency Condition on the relevant date, we and any of our Subsidiaries may at any time repurchase debt securities in the open market, by tender to the holders of the securities of that series or by other means. Debt securities of any such series that we or any of our Subsidiaries may purchase may be held, resold or surrendered by the purchaser thereof through us to the applicable trustee or any paying agent for cancellation. See "Status—Senior Debt Securities—Negative Pledge" for the definition of Subsidiary.

Payment of Additional Amounts

        Unless the applicable prospectus supplement provides otherwise, we will pay to the holder of any debt security such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on any such debt security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by the United Kingdom, or any political subdivision or taxing authority thereof or therein having power to tax, will not be less than the amount provided for in any such debt security to be then due and payable ("Additional Amounts"); provided, however, that the foregoing obligation to pay additional amounts will not apply on account of any tax, assessment, duty or other governmental charge which is payable:

  •
  otherwise than by deduction or withholding from payments of principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any such debt security,

  •
  by reason of such holder or beneficial holder having, or having had, some personal or business connection with the United Kingdom and not merely by reason of the fact that payments are, or for the purposes of taxation are deemed to be, from sources in, or secured in, the United Kingdom,

  •
  except in the case of our winding up in England, as a result of the relevant debt security being presented for payment in the United Kingdom,

  •
  as a result of the relevant debt security being presented for payment more than 30 days after the Relevant Date except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the debt security for payment on such thirtieth day,

  •
  with respect to a payment to an individual, if the payment is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 or any law implementing or complying with, or introduced in order to conform to, such Directive,

  •
  on a debt security presented for payment by a holder or beneficial holder who would have been able to avoid such deduction or withholding by presenting the relevant debt security to another paying agent in a Member State of the European Union or elsewhere,

  •
  by reason of any estate, excise, inheritance, gift, sales, transfer, wealth or personal property tax or any similar assessment or governmental charge,

  •
  as a result of the failure of a holder or beneficial holder to satisfy any statutory requirements or make a declaration of non-residence or other claim for exemption,

  •
  by reason of a change in law or official practice of any relevant taxing authority that becomes effective more than 30 days after the Relevant Date (as defined below) for payment of principal (or premium, if any) or interest, if any, or Deferred Interest, if any in respect of each debt security, or

  •
  owing to any combination of the above clauses.

        No additional amounts will be paid as provided above with respect to any payment of principal of (or premium, if any, on) or interest, if any, or Deferred Interest, if any, on any such debt security to any holder who is a fiduciary or partnership or other than the sole beneficial owner of any such payment to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the additional amounts had such beneficiary, settlor, member or beneficial owner been the holder of any such debt security.

        "Relevant Date" means the date on which the payment of principal of (or premium, if any, on) or interest, if any, on or Deferred Interest, if any, on any debt security first becomes due and payable but, if the full amount of the monies payable on such date has not been received by the relevant paying agent or as it shall have directed on or prior to such date, the "Relevant Date" means the date on which such monies shall have been so received.

Payment and Paying Agents

        Unless otherwise indicated in an applicable prospectus supplement, payment of principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on Registered Securities (other than a Global Security) will be made at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made to any or all holders:

  •
  by check mailed or delivered to the address of the person entitled thereto as such address shall appear in the security register or

  •
  by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest payment.

        Unless otherwise indicated in an applicable prospectus supplement, the New York office of the senior trustee, in its capacity as paying agent, and/or such other paying agents as are named in the prospectus supplement will be designated as our paying agency for payments with respect to Senior Debt Securities. Unless otherwise indicated in an applicable prospectus supplement, the New York office of the subordinated trustee, in its capacity as paying agent, and/or such other paying agents as are named in the prospectus supplement will be designated as our paying agency for payments with respect to Subordinated Debt Securities. Any other paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities of a series will be named in the related prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agents or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each Place of Payment for such series; provided that if the debt securities of such series are listed on any stock exchange located outside the United States and such stock exchange shall so require, we will maintain a paying agent in any such required city located outside the United States for the debt securities of such series.

        All moneys we pay to a paying agent for the payment of principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, on any debt security or in respect of any other additional payments thereon which remains unclaimed at the end of two years after such principal, premium or interest or additional payments shall have become due and payable will (subject to applicable laws) be repaid to us and the holder of such debt security will thereafter look only to us for payment thereof.

Events of Default and Defaults—Senior Debt Securities

        Unless the applicable prospectus supplement provides otherwise, an "Event of Default" with respect to each series of Senior Debt Securities shall result if:

  1.
  We do not pay any principal (or premium, if any) on any Senior Debt Security of that series on the due date for payment, or default is made on the payment of interest, and, in each case, such default continues for a period of 14 days from the due date for payment,

  2.
  Any covenant or warranty in the senior indenture (other than as stated above with respect to payments when due) has been breached in any material respect and that breach has not been remedied within 30 days of receipt by us of a written notice from the senior trustee, or receipt by us and the senior trustee of written notice of such breach from holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, requiring that the breach be remedied,

  3.
  Either a court of competent jurisdiction issues an order which is not successfully appealed within 30 days, or an effective shareholders' resolution is validly adopted, for our winding up or for the winding up of the Principal Subsidiary (except, in the case of the Principal Subsidiary, for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or in the event of a voluntary solvent winding up where surplus assets are available for distribution),

  4.
  We or the Principal Subsidiary stop or threaten to stop payments to creditors generally or we or the Principal Subsidiary cease or threaten to cease to carry on our or its business or substantially the whole of our or its business (except for the purposes of, or in connection with, a reconstruction or amalgamation the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or, in the case of the Principal Subsidiary, in the event of a voluntary solvent winding up where surplus assets are available for distribution),

  5.
  An encumbrancer takes possession or an administrative or other receiver or an administrator is appointed of the whole or any substantial part of our undertaking, property and assets or the whole or substantial part of the undertaking, property and assets of the Principal Subsidiary, or if a distress or execution is levied or enforced upon or sued out against the whole or any substantial part of our chattels or property or the whole or substantial part of the chattels or property of the Principal Subsidiary and, in the case of any of the foregoing events, is not discharged within 60 days,

  6.
  We or the Principal Subsidiary are unable to pay debts within the meaning of Section 123(2) of the Insolvency Act 1986,

  7.
  Our indebtedness or the indebtedness of the Principal Subsidiary for moneys borrowed (as defined below), which indebtedness in respect of any single company has an outstanding aggregate principal amount of at least £30,000,000 (or its equivalent in any other currency or currencies) is not paid on its due date as extended by any applicable grace period and following a demand therefor, or is declared to be or automatically becomes, due and payable prior to its stated maturity by reason of default or if any guarantee or indemnity in respect of indebtedness for moneys borrowed of any third party that we or the Principal Subsidiary have given (having in respect of any single company an outstanding aggregate principal amount as aforesaid) is not honored when due and called upon and, in any such case, our liability or the liability of the Principal Subsidiary, as the case may be, to make payment is not being contested in good faith or

  8.
  The Principal Subsidiary shall cease to be our Subsidiary, except pursuant to an amalgamation, reconstruction or winding-up the terms of which have previously been approved in writing by the holders of at least 75% in aggregate principal amount of the outstanding debt securities of that series or a voluntary solvent winding-up where surplus assets are available for distribution.

        "Indebtedness for moneys borrowed" means the principal amount of (i) all moneys borrowed and (ii) all debentures (together in each case with any fixed or minimum premium payable on final redemption or repayment) which neither we nor any of our Subsidiaries beneficially owns for the time being.

        If an Event of Default occurs and is continuing, the senior trustee or the holders of at least 25% of the outstanding debt securities of that series may, at their discretion, declare the outstanding debt securities of that series to be due and repayable immediately (and the outstanding debt securities of that series will thereby become due and repayable) at their outstanding principal amount (or such other repayment amount as may be specified in or determined in accordance with the applicable prospectus supplement) together with accrued interest, if any (and premium, if any, thereon) as provided in the applicable prospectus supplement. The senior trustee may, at its discretion and without further notice, institute such proceedings as it may think suitable against us to enforce payment.

        Subject to the senior indenture provisions for the indemnification of the senior trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the senior trustee for any remedy available to the senior trustee or exercising any trust or power conferred on the senior trustee with respect to the debt securities of the series. However, the senior trustee may refuse to follow any direction that is in conflict with any rule of law or the senior indenture or is unjustly prejudicial to the holder(s) of any Senior Debt Securities of that series not taking part in the direction or which would subject the senior trustee to personal liability. The senior trustee may also take any other action, consistent with the direction, that it deems proper.

        The holder(s) of a majority, or any greater requisite amount, as the case may be, of the aggregate principal amount of the outstanding Senior Debt Securities of any affected series may waive any Event of Default with respect to the series, except any default in respect of either:

  •
  the payment of principal of, or any premium, or interest, on any Senior Debt Securities or

  •
  a covenant or provision of the senior indenture which cannot be modified or amended without the consent of each holder of the outstanding Senior Debt Securities of that series.

        The senior trustee will, within 90 days of a default with respect to the Senior Debt Securities of any series, give to each holder of the Senior Debt Securities of the affected series notice of any default it knows about, unless the default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest, if any, on the affected Senior Debt Securities, the senior trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

        We will furnish the senior trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the senior trustee with written notice within five days of our becoming aware of any Event of Default, or default that could mature into an Event of Default, under the senior indenture.

        Notwithstanding any contrary provisions, nothing shall impair the right of a holder, absent the senior trustee's consent, to sue for any payments due but unpaid with respect to such holder's Senior Debt Securities.

        Beneficial owners of Senior Debt Securities held in street name should consult their banks or brokers for information on how to give notice or direction to or make a request of the senior trustee and how to waive an Event of Default.

Events of Default and Defaults—Subordinated Debt Securities

        An "Event of Default" with respect to each series of Subordinated Debt Securities shall only occur if an order is made by a court of competent jurisdiction and is not successfully appealed within 30 days of the making of such order, or an effective shareholders' resolution is validly adopted, for our winding up (other than under or in connection with a scheme of amalgamation or reconstruction not involving a bankruptcy or insolvency or on terms previously approved in writing by the holders of not less than 75% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series). If any such Event of Default with respect to any particular series of Subordinated Debt Securities occurs and is continuing, the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of that series may declare the entire principal amount of (including premium, if any, on), or (in the case of Discounted Securities) such lesser amount as may be provided for with respect to such debt securities, all the Subordinated Debt Securities of that series to be due and payable immediately, by a notice in writing to us (and to the subordinated trustee if given by holders).

        Unless otherwise provided in the applicable prospectus supplement, upon any such declaration of acceleration such principal or such lesser amount, as the case may be, including premium, if any, thereon, together with any accrued interest and all other amounts owing thereunder, including, as may be applicable, Deferred Interest, shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which we have expressly waived. However, at any time after such a declaration of acceleration has been made, but before a judgment or decree for payment of the money due has been obtained, the holders of a majority in aggregate principal amount of the outstanding Subordinated Debt Securities of that series may, under certain circumstances, rescind and annul such acceleration.

        A "Payment Default" with respect to a series of Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities shall, unless otherwise provided in the applicable prospectus supplement, occur if we fail to pay, or set aside, principal of (or premium, if any, on) or accrued interest, if any, on any such Subordinated Debt Security when due, and such failure continues for 14 days, provided that, unless otherwise provided in the applicable prospectus supplement,

  •
  if we do not pay, or set aside, an installment of interest on an Interest Payment Date with respect to any Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, or

  •
  if we do not pay, or set aside, all or any part of the principal of (or premium, if any, on) any such Subordinated Debt Securities on the Stated Maturity (if any) or any other date set for redemption, then, the failure to make or set aside such payment shall not constitute a Payment Default and the obligation to make such payment shall be deferred until (i) in the case of a payment of interest, the applicable Deferred Interest Payment Date and (ii) in the case of a payment of principal (or premium), the Deferred Principal Payment Date.

        If any Payment Default shall occur, the subordinated trustee may commence:

  •
  a proceeding in England and Wales (but not elsewhere) for our winding up or

  •
  a judicial proceeding for the collection of the sums so due and unpaid, provided that the subordinated trustee may not declare the principal amount of any outstanding Subordinated Debt Security to be due and payable.

        A "Capital Security Default" with respect to a series of Perpetual Subordinated Capital Securities shall, unless otherwise provided in the applicable prospectus supplement, occur if:

  •
  we fail to pay or set aside for payment the amount due to satisfy any interest payment on a Compulsory Interest Payment Date, and such failure continues for 14 days or

  •
  we fail to pay or set aside a sum to provide for payment of the principal amount of such Perpetual Subordinated Capital Securities, any accrued but unpaid interest and any Deferred Interest on a date set for redemption, as may be postponed from time to time, and such failure continues for 14 days.

        If any Capital Security Default shall occur and is continuing in respect of any series of Perpetual Subordinated Capital Securities, the subordinated trustee may commence

  •
  a proceeding in England and Wales (but not elsewhere) for our winding-up or

  •
  a judicial proceeding for the collection of the sums so due and unpaid, provided that the subordinated trustee may not declare the principal amount of any outstanding Perpetual Subordinated Capital Securities to be due and payable.

        A "Payment Event" shall, unless otherwise provided in the applicable prospectus supplement, occur when a relevant payment of principal or interest in respect of a Subordinated Debt Security would have become due and at the end of the 14-day period following the date on which such payment is due, the Solvency Condition is not satisfied. In this event, such failure to pay will not constitute a Payment Default or Capital Security Default, as the case may be, but instead will constitute a "Payment Event." However, it shall not be a Payment Event, Payment Default or Capital Security Default if, during such 14 day period, we satisfy the subordinated trustee that such sums were not paid in order to comply with a law, regulation or order of any court of competent jurisdiction. Where there is doubt as to the validity or applicability of any such law, regulation or order, it shall not be a Payment Event if we act on the advice given to us and to the subordinated trustee, in the form of a legal opinion or otherwise as may be reasonably requested by the subordinated trustee, during the 14-day period by independent legal advisers approved by the subordinated trustee. However, the subordinated trustee may, by notice to us, require us to take action, including proceedings for a court declaration, to resolve the doubt, if counsel advises that the action is appropriate and reasonable. In this case, we shall proceed with the action promptly and be bound by any final resolution of the doubt. If the action results in a determination that we can make the relevant payment without violating any law, regulation or order then the payment shall become due and payable immediately after the subordinated trustee gives us written notice informing it of the determination.

        On any Payment Event, the subordinated trustee may institute proceedings in England and Wales (but not elsewhere) for our winding up, but may not pursue any other legal remedy, including a judicial proceeding for the collection of the sums so due and unpaid.

        Subject to the subordinated indenture provisions for the indemnification of the subordinated trustee, the holder(s) of a majority in aggregate principal amount of the outstanding debt securities of any series shall have the right to direct the time, method and place of conducting any proceeding in the name of and on the behalf of the subordinated trustee for any remedy available to the subordinated trustee or exercising any trust or power conferred on the subordinated trustee with respect to the debt securities of that series. However, the subordinated trustee may refuse to follow any direction that is in conflict with any rule of law or the subordinated indenture or is unjustly prejudicial to the holder(s) of any Subordinated Debt Securities of that series not taking part in the direction or which would subject the subordinated trustee to personal liability. The subordinated trustee may also take any other action, consistent with the direction, that it deems proper.

        The holder(s) of a majority, or any greater requisite amount, as the case may be, of the aggregate principal amount of the outstanding Subordinated Debt Securities of any affected series may waive any Event of Default, Payment Default, Capital Security Default and Payment Event with respect to the series, except any default in respect of either:

  •
  the payment of principal of, or any premium, or interest, on any Subordinated Debt Securities or

  •
  a covenant or provision of the subordinated indenture which cannot be modified or amended without the consent of each holder of the outstanding Subordinated Debt Securities of that series.

        The subordinated trustee will, within 90 days of an Event of Default, Payment Default, Capital Security Default or Payment Event with respect to Subordinated Debt Securities of any series, give to each holder of the Subordinated Debt Securities of the affected series notice of any such default it knows about, unless such default has been cured or waived. However, except in the case of a default in the payment of the principal of (or premium, if any), or interest or Deferred Interest, if any, on the affected Subordinated Debt Securities, the subordinated trustee will be entitled to withhold such notice if it determines in good faith that withholding of the notice is in the interest of the holder(s) of such series.

        If we fail to perform or observe any of our respective obligations or covenants under any series of Subordinated Debt Securities or the subordinated indenture (other than any obligation or covenant (i) with respect to the payment of any principal or interest on the Subordinated Debt Securities of such series or (ii) which has expressly been included in the subordinated indenture solely for the benefit of Subordinated Debt Securities other than the Subordinated Debt Securities of such series) and such failure continues for a period of 30 days after the date on which there has been given, by registered or certified mail, to us by the subordinated trustee or to us and the subordinated trustee by the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series a written notice specifying such default or breach and requiring it to be remedied, then the subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding Subordinated Debt Securities of such series may institute such proceedings or take such other actions as they shall determine in their sole discretion to enforce such obligation or covenant; provided that we shall not as a consequence of such proceedings or other actions be obliged to pay any sum or sums representing or measured by reference to the principal or interest in respect of the Subordinated Debt Securities of such series sooner than the same would otherwise have been due and payable.

        We will furnish the subordinated trustee with an annual certificate of certain of our officers certifying, to the best of their knowledge, whether we are, or have been, in default and specifying the nature and status of any such default. In addition, we are required to provide the subordinated trustee with written notice within five days of our becoming aware of any Event of Default, or default that could mature into an Event of Default, under the subordinated indenture.

        By acceptance of the Subordinated Debt Securities, holders of such Subordinated Debt Securities and the subordinated trustee, on behalf of such holders, will be deemed to have waived any right of set-off or counterclaim that such holders might otherwise have against us whether prior to or in any such bankruptcy or winding up. Notwithstanding the preceding sentence, if any of the rights and claims of any holder of Subordinated Debt Securities are discharged by set-off, such holder will immediately pay an amount equal to the amount of such discharge to us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy and, until such time as payment is made, will hold a sum equal to such amount in trust for us or, if applicable, the liquidator or subordinated trustee or receiver in our bankruptcy. Accordingly, such discharge will be deemed not to have taken place.

        Holders of Subordinated Debt Securities of any series may not enforce the subordinated indenture or Subordinated Debt Securities, except as described in the preceding paragraphs; provided that each holder of Subordinated Debt Securities will have the right to institute suit for the enforcement of payment of the principal of (and premium, if any, on) and interest, including Deferred Interest, as may be set forth in the applicable prospectus supplement, if any, on such Subordinated Debt Securities on the respective Stated Maturities, if any, thereof or on the date any such payment is otherwise due and payable as provided in the subordinated indenture or the Subordinated Debt Securities. Notwithstanding the foregoing, following delivery of a Deferral Notice, in the circumstances and to the extent provided for in the applicable prospectus supplement, we will be entitled to defer the due date for payment of any principal (or premium, if any, on) or interest in respect of any series of Subordinated Debt Securities. As a result, we will not have to make that payment on the date that it would otherwise have become due and payable.

Judgment Currency

        A judgment for money damages by courts in the United States, including a money judgment based on an obligation expressed in a foreign currency, will ordinarily be rendered only in U.S. dollars. The statutory law of the State of New York provides that a court shall render a judgment or decree in the foreign currency of the underlying obligation and that the judgment or decree shall be converted into U.S. dollars at the exchange rate prevailing on the date of entry of the judgment or decree.

        If, for the purpose of obtaining a judgment in any court with respect to any of our obligations under the applicable indenture or debt security, as the case may be, it shall become necessary to convert into any other currency or currency unit any amount due under such indenture or debt security, as the case may be, then the conversion shall be made by the Currency Determination Agent at the Market Exchange Rate as in effect on the date of entry of the judgment (the "Judgment Date"). If pursuant to any such judgment, conversion shall be made on a date (the "Substitute Date") other than the Judgment Date and there shall occur a change between the Market Exchange Rate as in effect on the Judgment Date and the Market Exchange Rate as in effect on the Substitute Date, the indentures require us to pay such additional amounts (if any) as may be necessary to ensure that the amount paid is equal to the amount in such other currency or currency unit which, when converted at the Market Exchange Rate as in effect on the Judgment Date, is the amount then due under such indenture or debt security, as the case may be. We will not, however, be required to pay more in the currency or currency unit due under such indenture or debt security, as the case may be, at the Market Exchange Rate as in effect on the Judgment Date than the amount stated in U.S. dollars to be due under such indenture or debt security, as the case may be, so that in any event our obligations under such indenture or debt security, as the case may be, will be effectively maintained as obligations in U.S. dollars and we shall be entitled to withhold (or be reimbursed for, as the case may be) any excess of the amount actually realized upon any such conversion on the Substitute Date over the amount due and payable on the Judgment Date.

Consolidation, Merger and Sale or Lease of Assets

        So long as any debt security of a series remains outstanding, we may not consolidate or amalgamate with or merge into any other corporation or convey, transfer or lease our properties and assets substantially as an entirety to any person (as defined in the indentures) unless:

  •
  the corporation formed by such consolidation or amalgamation or into which we are merged, or the person which acquires, leases or is the transferee of or recipient of the conveyance of substantially all or all of our properties and assets, shall:

  (a)
  be a corporation or other person organized and validly existing under the laws of any country that is a member of the Organisation for Economic Co-operation and Development (as the same may be constituted from time to time) and

  (b)
  expressly assume, by an amendment to the applicable indenture that is executed and delivered in form reasonably satisfactory to the applicable trustee, with any amendments or revisions necessary to take account of the jurisdiction in which any such corporation or other person is organized (if other than England and Wales),

  (i)
  the due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, on all of the debt securities of such a series,

  (ii)
  the performance of every covenant of the applicable indenture (other than a covenant included in the applicable indenture solely for the benefit of a series of debt securities other than such debt securities) and of such debt securities on our part to be performed,

  (iii)
  such assumption shall provide that such corporation or person shall pay to the holder of any such debt securities such additional amounts as may be necessary in order that every net payment of the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, on such debt securities will not be less than the amounts provided for in such debt securities to be then due and payable and

  (iv)
  with respect to (iii) above, such obligation shall extend to any deduction or withholding for or on account of any present or future tax, assessment or governmental charge imposed upon such payment by the United Kingdom or the country in which any such corporation or person is organized or any district, municipality or other political subdivision or taxing authority thereof (subject to the limitations contained in "Payments of Additional Amounts" above, as applied to such corporation or person and, if applicable, such other country),

  •
  immediately after giving effect to such transaction, no Event of Default with respect to Senior Debt Securities of such a series or no Event of Default, Payment Default, Capital Security Default or Payment Event with respect to Subordinated Debt Securities of such a series, as the case may be, and no event which, after notice or lapse of time, or both, would become an Event of

    Default, Payment Default, Capital Security Default or Payment Event, as the case may be, with respect to such debt securities, shall have occurred and be continuing and

  •
  we have delivered to the applicable trustee a certificate signed by two duly authorized officers and an opinion of counsel each stating that such consolidation, amalgamation, merger, conveyance, transfer or lease and such amendment to the applicable indenture evidencing the assumption by such corporation or person comply with the applicable indenture and that all conditions precedent provided for in the applicable indenture relating to such transaction have been met.

        Upon any such consolidation, amalgamation or merger, or any such conveyance, transfer or lease, the successor corporation or person will succeed to, and be substituted for, and may exercise all of our rights and powers under the applicable indenture with the same effect as if such successor corporation or person had been named as the issuer thereunder and thereafter, except in the case of a lease, the predecessor corporation shall be relieved of all obligations and covenants under the applicable indenture and such debt securities.

Satisfaction and Discharge

        Except as may otherwise be set forth in the prospectus supplement relating to the debt securities of a series, the indentures provide that we will be discharged from our obligations under the debt securities of a series (with certain exceptions) at any time prior to the Stated Maturity, if any, or redemption of such debt securities, including any redemption permitted under the terms of the subordinated indenture relating to any Perpetual Subordinated Debt Securities or Perpetual Subordinated Capital Securities, when:

  •
  we have irrevocably deposited with or to the order of the applicable trustee, in trust,

  (a)
  sufficient funds in the currency, currencies, currency unit or units in which such debt securities are payable (without consideration of any reinvestment thereof) to pay the principal of (and premium, if any, on) and interest, if any, on and Deferred Interest, if any, and Additional Amounts, if any, on such debt securities to the Stated Maturity, if any (or redemption date), or

  (b)
  such amount of U.S. Government Obligations (as defined below) as will, together with the predetermined and certain income to accrue thereon (without consideration of any reinvestment thereof), be sufficient to pay when due the principal of (and premium, if any, on) and interest, if any, and Deferred Interest, if any, and Additional Amounts, if any, to the Stated Maturity, if any (or redemption date) on such debt securities, or

  (c)
  such amount equal to the amount referred to in clause (a) or (b) in any combination of currency or currency unit or U.S Government Obligations and delivered a certificate of a firm of independent public accountants to the applicable trustee verifying that the combination of funds is sufficient for purposes of clause (a) or (b),

  •
  we have paid all other sums payable with respect to such debt securities,

  •
  we have delivered to the applicable trustee an opinion of counsel in form and substance acceptable to the trustee to the effect that:

  (a)
  we have received from, or there has been published by, the Internal Revenue Service a ruling, or

  (b)
  since the date of the applicable indenture there has been a change in applicable U.S. federal income tax law,

    in either case to the effect that, and based upon which such opinion of counsel shall confirm that, the holders of such debt securities will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such discharge and will be subject to U.S. federal income tax on the same amount and in the same manner and at the same time as would have been the case if such discharge had not occurred and

  •
  certain other conditions are met.

        Upon such discharge, the holders of the debt securities of such a series shall no longer be entitled to the benefits of the terms and conditions of the applicable indenture and debt securities, except for certain provisions, including registration of transfer and exchange of such debt securities and replacement of mutilated, destroyed, lost or stolen debt securities of such a series, and shall look for payment only to such deposited funds or obligations.

        In addition, under the requirements of the U.K. Financial Services Authority at the date of this prospectus, any such discharge with respect to the Subordinated Debt Securities of any series would require the providing of notice to, and receipt of no objection from, the U.K. Financial Services Authority.

        "U.S. Government Obligations" means non-callable:

  •
  direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America for which its full faith and credit are pledged or

  •
  obligations of a person controlled or supervised by, and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit obligation of the United States of America.

Supplemental Indentures

        The indentures contain provisions permitting us and the applicable trustee:

  •
  without the consent of the holders of any debt securities issued under the applicable indenture, to execute supplemental indentures for certain enumerated purposes, such as to cure any ambiguity or inconsistency, make any change that does not have a material adverse effect on the rights of any holder of such debt securities or establish the terms of a particular series of debt securities and

  •
  with the consent of the holders of not less than a majority, or any greater requisite amount, as the case may be, in aggregate principal amount of the outstanding debt securities of each series of debt securities issued under the applicable indenture and affected thereby, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable indenture or of modifying in any manner the rights of holders of any such debt securities under the applicable indenture, provided, that, in each case, no such supplemental indenture may, without the consent of the holder of each such outstanding debt security affected thereby:

  •
  change the Stated Maturity, if any, of the principal of or interest on any such debt security, or change the terms of any Perpetual Subordinated Debt Security or Perpetual Subordinated Capital Security to include a Stated Maturity of the principal amount of any such debt security, or reduce the principal amount of any such debt security or the rate of interest thereon, if any, or the Deferred Interest thereon, if any, or any premium or principal payable upon redemption thereof, or change any of our obligations to pay additional amounts thereon, or change any Place of Payment or time of payment where, or change the currency in which, any such debt security or the principal of or interest, if any, thereon is payable, or change any redemption or repurchase rights to the detriment of any holder, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity, if any, thereof or the date any such payment is otherwise due and payable (or, in the case of redemption, on or after the redemption date),

  •
  reduce the percentage in aggregate principal amount of such outstanding debt securities of any particular series, the consent of whose holders is required for any such supplemental indenture, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable indenture or certain defaults thereunder and their consequences that is provided for in the applicable indenture,

  •
  change any of our obligations to maintain an office or agency in the places and for the purposes specified in the applicable indenture,

  •
  modify certain of the provisions of the applicable indenture pertaining to the waiver by holders of such debt securities of defaults and the waiver by holders of such debt securities of certain covenants, except to increase any specified percentage in aggregate principal amount required for any actions by holders of debt securities or to provide that certain other provisions of the applicable indenture cannot be modified or waived without the consent of the holder of each such debt security affected thereby or

  •
  in the case of Subordinated Debt Securities, change in any manner adverse to the interests of the holders of such outstanding Subordinated Debt Securities the subordination provisions of such Subordinated Debt Securities.

        In addition, a material variation in the terms and conditions of the Subordinated Debt Securities of any series, which may include modifications relating to the status, subordination, redemption, repurchase, Events of Default, Payment Defaults, Capital Security Defaults or Payment Events with respect to such Subordinated Debt Securities, may require the providing of notice to, and receipt of no objection from, the U.K. Financial Services Authority.

Waivers

        The holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series of debt securities issued under the applicable indenture and affected thereby, may on behalf of the holders of all such debt securities waive our compliance with certain restrictive provisions of the applicable indenture as pertain to our corporate existence, our maintenance of certain agencies or, solely with respect to Senior Debt Securities, as pertain to the negative pledge covenant as described under "Senior Debt Securities—Negative Pledge" above. The holders of not less than a majority, or any greater requisite amount, as the case may be, in aggregate principal amount of the outstanding debt securities of a series issued under the applicable indenture may on behalf of the holders of all such debt securities of such series waive defaults under the applicable indenture, except defaults in the payment of the principal of (and premium, if any, on) and interest, if any, on any such debt security or in respect to a covenant or a provision which under the applicable indenture cannot be modified or amended without the consent of the holder of each outstanding debt security of such a series.

Further Issuances

        We may from time to time, without notice to or the consent of the holders of the outstanding debt securities of a series, create and issue under the applicable indenture further debt securities of such series ranking pari passu with such outstanding debt securities in all respects (or in all respects except for the payment of interest accruing prior to the issue date of such further debt securities or except for the first payment of interest following the issue date of such further debt securities) and so that any further debt securities of such series shall be consolidated and form a single series with the outstanding debt securities of such series and shall have the same terms as to status, redemption or otherwise as such outstanding debt securities.

Notices

        Notices to holders of Registered Securities will be given by mail to the addresses of such holders as they appear in the security register.

Title

        We, the trustees and any of our agents or of the trustees may treat the registered owner of any Registered Security as the absolute owner thereof (whether or not such security shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes.

Governing Law

        The senior indenture and the Senior Debt Securities shall be governed by and construed in accordance with the laws of the State of New York.

        In accordance with the guidelines of the U.K. Financial Services Authority, the subordination provisions in the subordinated indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of England and Wales, with the intention that such provisions be given full effect in any insolvency proceeding relating to us in England and Wales. All other provisions in the subordinated indenture and the Subordinated Debt Securities will be governed by and construed in accordance with the laws of the State of New York.

Concerning the Senior Trustee

        The senior indenture provides that the senior trustee will have no obligations other than the performance of such duties as are specifically set forth in such senior indenture, except that, if an Event of Default has occurred and is continuing, the senior trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the senior indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The senior trustee will be under no obligation to exercise any of its rights or powers under the senior indenture at the request of any holder of Senior Debt Securities, unless such holder shall have offered to the senior trustee security and indemnity satisfactory to the senior trustee against any loss, liability or expense, and then only to the extent required by the terms of the senior indenture.

Concerning the Subordinated Trustee

        The subordinated indenture provides that the subordinated trustee will have no obligations other than the performance of such duties as are specifically set forth in such subordinated indenture, except that, if an Event of Default, Payment Default, Capital Security Default or Payment Event has occurred and is continuing, the subordinated trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it by the subordinated indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. The subordinated trustee will be under no obligation to exercise any of its rights or powers under the subordinated indenture at the request of any holder of Subordinated Debt Securities, unless such holder shall have offered to the subordinated trustee security and indemnity satisfactory to the subordinated trustee against any loss, liability or expense, and then only to the extent required by the terms of the subordinated indenture.

CLEARANCE AND SETTLEMENT

        Debt securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by DTC, Clearstream and Euroclear. These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

        Special procedures to facilitate clearance and settlement have been established among these clearing systems to trade securities across borders in the secondary market. Where payments for debt securities we issue in global form will be made in U.S. dollars, these procedures can be used for cross-market transfers and the debt securities will be cleared and settled on a delivery against payment basis.

        Global Securities will be registered in the name of and deposited with a nominee for, and accepted for settlement and clearance by, one or more of DTC and a common depositary for Euroclear and Clearstream, and any other clearing system identified in the applicable prospectus supplement.

        Cross-market transfers of securities that are not in global form may be cleared and settled in accordance with other procedures that may be established among the clearing systems for these securities. Investors in securities that are issued outside of the United States, its territories and possessions must initially hold their interests through Euroclear, Clearstream or the clearing system that is described in the applicable prospectus supplement. The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to the investor's interest in securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        The policies of DTC, Euroclear and Clearstream will govern payments, transfers, exchange and other matters relating to investors' interests in debt securities held by them. This is also true for any other clearing system that may be named in a prospectus supplement.

        Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the actions of DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar have any responsibility for any aspect of the records kept by DTC, Euroclear and Clearstream or any of their direct or indirect participants or accountholders. Neither we, nor any trustee, paying agent or registrar supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

        DTC, Euroclear and Clearstream and their participants and accountholders perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

        The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

The Clearing Systems

DTC

        DTC has advised us as follows:

  •
  DTC is:

  (a)
  a limited purpose trust company organized under the laws of the State of New York,

    (b)
    a "banking corporation" within the meaning of New York Banking Law,

    (c)
    a member of the Federal Reserve System,

    (d)
    a "clearing corporation" within the meaning of the Uniform Commercial Code and

    (e)
    a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934.

  •
  DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book-entry changes to accounts of its participants. This eliminates the need for physical movement of certificates.

  •
  Participants in DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is partially owned by some of these participants or their representatives.

  •
  Indirect access to the DTC system is also available to banks, brokers, dealers and trust companies that have relationships with participants.

  •
  The rules applicable to DTC and DTC participants are on file with the SEC.

Clearstream

        Clearstream has advised us as follows:

  •
  Clearstream is a duly licensed bank organized as a société anonyme incorporated under the laws of Luxembourg and is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector (Commission de Surveillance du Secteur Financier).

  •
  Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through electronic book-entry charges to the accounts of its customers. This eliminates the need for physical movement of certificates.

  •
  Clearstream provides other services to its accountholders, including safekeeping, administration, clearance and settlement of internationally traded securities and lending and borrowing of securities.

  •
  Clearstream's customers include worldwide securities brokers and dealers, banks, trust companies and clearing corporations and may include professional financial intermediaries. Its U.S. customers are limited to securities brokers and dealers and banks.

  •
  Indirect access to the Clearstream system is also available to others that clear through Clearstream customers or that have custodial relationships with its customers, such as banks, brokers, dealers and trust companies.

Euroclear

        Euroclear has advised us as follows:

  •
  Euroclear is incorporated under the laws of Belgium as a bank and is subject to regulation by the Belgian Banking and Finance Commission (Commission Bancaire et Financière) and the National Bank of Belgium (Banque Nationale de Belgique).

  •
  Euroclear holds securities for its customers and facilitates the clearance and settlement of securities transactions among them. It does so through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates.

  •
  Euroclear provides other services to its customers, including credit custody, lending and borrowing of securities and tri-party collateral management. It interfaces with the domestic markets of several other countries.

  •
  Euroclear customers include banks, including central banks, securities brokers and dealers, trust companies and clearing corporations and may include certain other professional financial intermediaries.

  •
  Indirect access to the Euroclear system is also available to others that clear through Euroclear customers or that have relationships with Euroclear accountholders.

  •
  All securities in Euroclear are held on a fungible basis. This means that specific certificates are not matched to specific securities clearance accounts.

Other Clearing Systems

        We may choose any other clearing system for a particular series of debt securities. The clearance and settlement procedures for the clearing system we choose will be described in the applicable prospectus supplement.

Primary Distribution

        The distribution of the debt securities will be cleared through one or more of the clearing systems that we have described above or any other clearing system that is specified in the applicable prospectus supplement. Payment for debt securities will be made on a delivery versus payment or free delivery basis. These payment procedures will be more fully described in the applicable prospectus supplement.

        Clearance and settlement procedures may vary from one series of debt securities to another according to the currency that is chosen for the specific series of debt securities. Customary clearance and settlement procedures are described below.

        We will submit applications to the relevant system or systems for the debt securities to be accepted for clearance. The clearance numbers that are applicable to each clearance system will be specified in the prospectus supplement.

Clearance and Settlement Procedures—DTC

        DTC participants that hold debt securities through DTC on behalf of investors will follow the settlement practices applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System.

        Securities will be credited to the securities custody accounts of these DTC participants against payment in same-day funds, for payments in U.S. dollars, on the settlement date. For payments in a currency other than U.S. dollars, securities will be credited free of payment on the settlement date.

Clearance and Settlement Procedures—Euroclear and Clearstream

        We understand that investors that hold their debt securities through Euroclear or Clearstream accounts will follow the settlement procedures that are applicable to conventional Eurobonds in registered form, or such other procedures as are applicable for other securities.

        Securities will be credited to the securities custody accounts of Euroclear and Clearstream accountholders on the business day following the settlement date, for value on the settlement date. They will be credited either free of payment or against payment for value on the settlement date.

Secondary Market Trading

Trading between DTC Participants

        Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC's rules. Secondary market trading will be settled using procedures applicable to U.S. corporate debt obligations in DTC's Same-Day Funds Settlement System for debt securities.

        If payment is made in U.S. dollars, settlement will be in same-day funds. If payment is made in a currency other than U.S. dollars, settlement will be free of payment. If payment is made other than in U.S. dollars, separate payment arrangements outside of the DTC system must be made between the DTC participants involved.

Trading between Euroclear and/or Clearstream Accountholders

        We understand that secondary market trading between Euroclear and/or Clearstream accountholders will occur in the ordinary way following the applicable rules and operating procedures of Euroclear and Clearstream. Secondary market trading will be settled using procedures applicable to conventional Eurobonds in registered form.

Trading between a DTC Seller and a Euroclear or Clearstream Purchaser

        A purchaser of debt securities that are held in the account of a DTC participant must send instructions to Euroclear or Clearstream at least one business day prior to settlement. The instructions will provide for the transfer of the debt securities from the selling DTC participant's account to the account of the purchasing Euroclear or Clearstream accountholder. Euroclear or Clearstream, as the case may be, will then instruct the common depositary for Euroclear and Clearstream to receive the debt securities either against payment by the common depositary or free of payment.

        The beneficial interests in the debt securities will be credited by DTC to the common depositary. Euroclear or Clearstream, as applicable, will then credit the account of the participant, following its usual procedures. Credit for the debt securities will appear on the next day, European time. Cash debit will be back-valued to, and the interest on the debt securities will accrue from, the value date, which would be the preceding day, when settlement occurs in New York. If the trade fails and settlement is not completed on the intended date, the Euroclear or Clearstream cash debit will be valued as of the actual settlement date instead.

        Euroclear or Clearstream accountholders will need the funds necessary to process same-day funds settlement. The most direct means of doing this is to preposition funds for settlement, either from cash or from existing lines of credit, as for any settlement occurring within Euroclear or Clearstream. Under this approach, accountholders may take on credit exposure to Euroclear or Clearstream until the debt securities are credited to their accounts one business day later.

        As an alternative, if Euroclear or Clearstream has extended a line of credit to them, accountholders can choose not to preposition funds and will instead allow that credit line to be drawn upon to finance settlement. Under this procedure, Euroclear or Clearstream accountholders purchasing debt securities would incur overdraft charges for one business day (assuming they cleared the overdraft as soon as the debt securities were credited to their accounts). However, interest on the debt securities would accrue from the value date. Therefore, in many cases, the investment income on debt securities that is earned during that one business day period may substantially reduce or offset the amount of the overdraft charges. This result will, however, depend on each accountholder's particular cost of funds.

        Because the settlement will take place during New York business hours, DTC participants will use their usual procedures to deliver debt securities to the common depositary on behalf of Euroclear or Clearstream accountholders. The sale proceeds will be available to the DTC seller on the settlement date. For the DTC participants, then, a cross-market transaction will settle no differently than a trade between two DTC participants.

Special Timing Considerations

        You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the debt securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the debt securities, or to receive or make a payment or delivery of the debt securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

        This section discusses the material U.K. and U.S. federal income tax consequences of the ownership of the Senior and Subordinated Debt Securities (including Discounted Securities). This summary applies to you only if:

  •
  you are an individual U.S. citizen or resident, a U.S. corporation, or otherwise subject to U.S. federal income tax on a net income basis in respect of the securities;

  •
  you purchase the securities in their original issuance at the issue price, and you hold such securities as capital assets for tax purposes; and

  •
  you are not resident or ordinarily resident in the United Kingdom for U.K. tax purposes, and do not hold the securities for the purposes of a trade, profession, or vocation that you carry on in the United Kingdom through a branch or agency.

        This section does not purport to be a comprehensive description of all of the tax considerations that may be relevant to any particular investor. We have assumed that you are familiar with the tax rules applicable to investments in securities generally and with any special rules to which you may be subject. In particular, the discussion does not address the tax treatment of investors that are subject to special rules, such as banks, insurance companies, dealers in securities or currencies, persons that control (directly or indirectly) 10% or more of our voting stock, persons that elect mark-to-market treatment, persons that hold the securities as a position in a straddle, conversion transaction, synthetic security, or other integrated financial transaction for tax purposes, and persons whose functional currency is not the U.S. dollar.

        The discussion that follows is of a general nature, and additional disclosure regarding the tax treatment of specific securities may be provided in the prospectus supplement for such instruments. To the extent there is any inconsistency in the discussion of tax consequences between this prospectus and the applicable prospectus supplement, you should rely on the discussion in the prospectus supplement.

        The statements regarding U.K. and U.S. tax laws set forth below are based on the laws in force on the date of this prospectus, which are subject to change.

        You should consult your own tax advisers as to the tax consequences of the purchase, ownership, and disposition of the securities in the light of your particular circumstances, including the effect of any state, local, or other national laws.

U.K. Taxation

Interest

        Payments of interest on the securities should be exempt from withholding or deduction for or on account of U.K. tax under the provisions of U.K. tax law relating to "quoted Eurobonds", provided that the securities are listed on a "recognized stock exchange" within the meaning of section 841 of the Income and Corporation Taxes Act 1988. The New York Stock Exchange and the London Stock Exchange are currently recognized for these purposes. Accordingly, interest payments made on the securities should be payable without withholding or deduction for or on account of U.K. income tax.

Purchase, Sale, and Retirement of Securities

        You will not be liable for U.K. taxation on capital gains realized on a sale or other disposal or redemption or conversion of the securities.

Proposed EU Savings Directive

        On January 21, 2003, the European Council of Economics and Finance Ministers ("ECOFIN") agreed on proposals under which, with effect from January 1, 2005, each Member State will be required to provide to the tax authorities of another Member State details of payments of interest (or similar income) paid by a person within its jurisdiction to an individual resident in that other Member State, except that, for a transitional period only, Belgium, Luxembourg and Austria will instead be required to operate a withholding system in relation to such payments.

U.S. Federal Income Taxation

U.S. Tax Status

        Under current law, Perpetual Subordinated Debt Securities and Perpetual Subordinated Capital Securities will be, and Dated Subordinated Debt Securities may be, treated as equity of the issuer for U.S. federal income tax purposes. Senior Debt Securities will generally be treated as debt for such purposes. Please consult the applicable prospectus supplement for information regarding the treatment of a particular instrument.

Securities Characterized as Debt for U.S. Tax Purposes

        Interest.    Payments or accruals of "qualified stated interest" (as defined below) on a Senior Debt Security or a Dated Subordinated Debt Security that is treated as debt for U.S. federal income tax purposes will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of tax accounting). If you use the cash method of tax accounting and you receive payments of interest pursuant to the terms of a security in a currency other than the U.S. dollar (a "foreign currency"), the amount of interest income you will realize will be the U.S. dollar value of the foreign currency payment based on the exchange rate in effect on the date you receive the payment, regardless of whether you convert the payment into U.S. dollars. If you use the accrual method of tax accounting, the amount of interest income you will realize will be based on the average exchange rate in effect during the interest accrual period (or with respect to an interest accrual period that spans two taxable years, at the average exchange rate for the partial period within the taxable year). Alternatively, as an accrual-basis taxpayer, you may elect to translate all interest income on such foreign currency-denominated securities at the spot rate on the last day of the accrual period (or the last day of the taxable year, in the case of an accrual period that spans more than one taxable year) or on the date that you receive the interest payment if that date is within five business days of the end of the accrual period. If you make this election, you must apply it consistently to all debt instruments from year to year and you cannot change the election without the consent of the Internal Revenue Service. If you use the accrual method of accounting for tax purposes, you will recognize foreign currency gain or loss on the receipt of a foreign currency interest payment if the exchange rate in effect on the date the payment is received differs from the rate applicable to a previous accrual of that interest income. This foreign currency gain or loss will be treated as ordinary income or loss, but generally will not be treated as an adjustment to interest income received on the security.

        Original Issue Discount.    If we issue securities that are treated as debt at a discount from their stated redemption price at maturity, and the discount is equal to or more than the product of one-fourth of one percent (0.25%) of the stated redemption price at maturity of the securities multiplied by the number of full years to their maturity, the securities will be "discount securities." The difference between the issue price and the stated redemption price at maturity of the securities will be the "original issue discount." The "issue price" of the securities will be the first price at which a substantial amount of the securities are sold to the public (i.e., excluding sales of securities to underwriters, placement agents, wholesalers, or similar persons). The "stated redemption price at maturity" will include all payments under the securities other than payments of qualified stated interest. The term

"qualified stated interest" generally means stated interest that is unconditionally payable in cash or property (other than debt instruments issued by us) at least annually during the entire term of a security at a single fixed interest rate or, subject to certain conditions, based on one or more interest indices.

        If you invest in a discount security, you generally will be subject to the special tax accounting rules for original issue discount obligations. You should be aware that, as described in greater detail below, if you invest in a discount security, you generally will be required to include original issue discount in ordinary gross income for U.S. federal income tax purposes as it accrues, although you may not yet have received the cash attributable to that income.

        In general, and regardless of whether you use the cash or the accrual method of tax accounting, if you are the holder of a discount security with a maturity greater than one year, you will be required to include in ordinary gross income the sum of the "daily portions" of original issue discount on that security for all days during the taxable year that you own the security. The daily portions of original issue discount on a discount security are determined by allocating to each day in any accrual period a ratable portion of the original issue discount allocable to that period. Accrual periods may be any length and may vary in length over the term of a discount security, so long as no accrual period is longer than one year and each scheduled payment of principal or interest occurs on the first or last day of an accrual period. For initial holders, the amount of original issue discount on a discount security allocable to each accrual period is determined by:

  •
  multiplying the "adjusted issue price" (as defined below) of the security at the beginning of the accrual period by a fraction, the numerator of which is the annual yield to maturity (defined below) of the security and the denominator of which is the number of accrual periods in a year; and

  •
  subtracting from that product the amount (if any) payable as qualified stated interest allocable to that accrual period.

In the case of a discount security that is a floating rate security, both the "annual yield to maturity" and the qualified stated interest will be determined for these purposes as though the security bore interest in all periods at a fixed rate generally equal to the rate that would be applicable to interest payments on the security on its date of issue or, in the case of some floating rate securities, the rate that reflects the yield that is reasonably expected for the security. Additional rules may apply if interest on a floating rate security is based on more than one interest index. The "adjusted issue price" of a discount security at the beginning of any accrual period will generally be the sum of its issue price (including any accrued interest) and the amount of original issue discount allocable to all prior accrual periods, reduced by the amount of all payments other than any qualified stated interest payments on the security in all prior accrual periods. All payments on a discount security (other than qualified stated interest) will generally be viewed first as payments of previously accrued original issue discount (to the extent of the previously accrued discount), with payments considered made from the earliest accrual periods first, and then as payments of principal. The "annual yield to maturity" of a security is the discount rate (appropriately adjusted to reflect the length of accrual periods) that causes the present value on the issue date of all payments on the security to equal the issue price. As a result of this "constant yield" method of including original issue discount income, the amounts you will be required to include in your gross income if you invest in a discount security denominated in U.S. dollars generally will be less in the early years and greater in the later years than amounts that would be includible on a straight-line basis.

        You generally may make an irrevocable election to include in income your entire return on a security (i.e., the excess of all remaining payments to be received on the security, including payments of qualified stated interest, over the amount you paid for the security) under the constant yield method described above. If you purchase securities at a premium and if you make this election, you will also be deemed to have made the election (discussed below under "Premium") to amortize premium currently on a constant yield basis in respect of all other premium bonds that you hold.

        In the case of a discount security that is also a foreign currency security, you should determine the U.S. dollar amount includible as original issue discount for each accrual period by:

  •
  calculating the amount of original issue discount allocable to each accrual period in the foreign currency using the constant yield method described above; and

  •
  translating that foreign currency amount at the average exchange rate in effect during that accrual period (or, with respect to an interest accrual period that spans two taxable years, at the average exchange rate for each partial period).

Alternatively, you may translate the foreign currency amount at the spot rate of exchange on the last day of the accrual period (or the last day of the taxable year, for an accrual period that spans two taxable years) or at the spot rate of exchange on the date of receipt, if that date is within five business days of the last day of the accrual period, provided that you have made the election described above under "Interest." Because exchange rates may fluctuate, if you are the holder of a discount security that is also a foreign currency security, you may recognize a different amount of original issue discount income in each accrual period than would be the case if you were the holder of an otherwise similar discount security denominated in U.S. dollars. Upon the receipt of an amount attributable to original issue discount (whether in connection with a payment of an amount that is not qualified stated interest or the sale or retirement of the discount security), you will recognize ordinary income or loss measured by the difference between the amount received (translated into U.S. dollars at the exchange rate in effect on the date of receipt or on the date of disposition of the discount security, as the case may be) and the amount accrued (using the exchange rate applicable to such previous accrual).

        Premium.    If you purchase a security that is treated as debt at a cost greater than the security's remaining redemption amount, you will be considered to have purchased the security at a premium, and you may elect to amortize the premium as an offset to interest income, using a constant yield method, over the remaining term of the security. If you make this election, it generally will apply to all debt instruments that you hold at the time of the election, as well as any debt instruments that you subsequently acquire. In addition, you may not revoke the election without the consent of the Internal Revenue Service. If you elect to amortize the premium, you will be required to reduce your tax basis in the security by the amount of the premium amortized during your holding period. In the case of premium on a foreign currency security, you should calculate the amortization of the premium in the foreign currency. Premium amortization deductions attributable to a period reduce interest income in respect of that period, and therefore are translated into U.S. dollars at the rate that you use for interest payments in respect of that period. Exchange gain or loss will be realized with respect to amortized premium on a foreign currency security based on the difference between the exchange rate computed on the date or dates the premium is amortized against interest payments on the security and the exchange rate on the date you acquired the security. If you do not elect to amortize premium, the amount of premium will be included in your tax basis in the security. Therefore, if you do not elect to amortize premium and you hold the security to maturity, you generally will be required to treat the premium as capital loss when the security matures.

        Purchase, Sale, and Retirement of Securities.    Initially, your tax basis in a security that is treated as debt generally will equal the cost of the security to you. Your basis will increase by any amounts that you are required to include in income under the rules governing original issue discount, and will decrease by the amount of any amortized premium and any payments other than qualified stated interest made on the security. If you purchase a security that is denominated in a foreign currency, the cost to you (and therefore generally your initial tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. The amount of any subsequent adjustments to your tax basis in a security in respect of foreign currency-denominated original issue discount or premium will be determined in the manner described above. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        If you sell or exchange such a security, or if such a security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "Interest") and your tax basis in the security. If you sell or exchange a security for a foreign currency, or receive foreign currency on the retirement of a security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the security is disposed of or retired.

        Except as discussed below with respect to foreign currency gain or loss, the gain or loss that you recognize on a sale, exchange, or retirement of such a security generally will be capital gain or loss. Such gain or loss will be long-term capital gain or loss if you have held the security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. Your ability to offset capital losses against ordinary income is limited.

        Despite the foregoing, gain or loss that you recognize on a sale, exchange, or retirement of a foreign currency security generally will be treated as ordinary income or loss to the extent that the gain or loss is attributable to changes in exchange rates during the period in which you held the security. This foreign currency gain or loss will not be treated as an adjustment to interest income that you receive on the security.

Securities Characterized as Equity for U.S. Tax Purposes

        Interest.    Payments of interest on Perpetual Subordinated Debt Securities, Perpetual Subordinated Capital Securities, or Dated Subordinated Debt Securities that are characterized as equity for U.S. federal income tax purposes will be treated as dividends. Accordingly, such payments generally will be includible in your income on the date of receipt without regard to your method of tax accounting. Payments made in a currency other than the U.S. dollar will be included in income in a U.S. dollar amount determined by reference to the exchange rate in effect on the date of receipt, regardless of whether you convert the payment into U.S. dollars.

        Purchase, Sale, and Retirement of Securities.    Your tax basis in a security that is treated as equity generally will equal the cost of the security to you. If you purchase a security that is denominated in a foreign currency, the cost to you (and therefore generally your tax basis) will generally be the U.S. dollar value of the foreign currency purchase price on the date of purchase calculated at the exchange rate in effect on that date. If you convert U.S. dollars into a foreign currency and then immediately use that foreign currency to purchase a security, you generally will not have any taxable gain or loss as a result of the conversion or purchase.

        If you sell or exchange such a security, or if such a security that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction and your tax basis in the security. If you sell or exchange a security for a foreign currency, or receive foreign currency on the retirement of a security, the amount you will realize for U.S. tax purposes generally will be the dollar value of the foreign currency that you receive calculated at the exchange rate in effect on the date the security is disposed of or retired.

        Gain or loss that you recognize on a sale, exchange, or retirement of such a security generally will be capital gain or loss. Such gain or loss will be long-term capital gain or loss if you have held the security for more than one year on the date of disposition. Net long-term capital gain recognized by an individual generally will be subject to tax at a lower rate than net short-term capital gain or ordinary income. Your ability to offset capital losses against ordinary income is limited.

PLAN OF DISTRIBUTION

        We may sell the securities:

  •
  through underwriters,

  •
  through dealers,

  •
  through agents or

  •
  directly to purchasers.

        The prospectus supplement with respect to the securities being offered thereby will set forth the terms of the offering of such securities, including the names of any underwriters, dealers or agents involved in the sale of such securities, the principal amounts or number of securities, as the case may be, to be purchased by any such underwriters and any applicable commissions or discounts. The net proceeds to us will also be set forth in the prospectus supplement.

        If underwriters are used in the sale, the securities being sold will be acquired by the underwriters for their own account and distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Unless otherwise set forth in the prospectus supplement with respect to the securities being offered thereby, the obligations of the underwriters to purchase such securities will be subject to certain conditions precedent and the underwriters will be obligated to purchase all such securities if any of such securities are purchased. The initial public offering price of any securities and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        If dealers are used in the sale, unless otherwise indicated in the prospectus supplement with respect to the securities being offered thereby, we will sell such securities to the dealers as principals. The dealers may then resell such securities to the public at varying prices to be determined by such dealers at the time of resale.

        Securities may also be sold through agents that we designate from time to time, or directly by us. Any agent involved in the offering and sale of the securities in respect of which this prospectus is being delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement with respect to such securities. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

        Underwriters, dealers and agents who participate in the distribution of the securities may be entitled under agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, Prudential plc in the ordinary course of business.

        In the event that securities of any series are not listed on a U.S. national securities exchange, certain broker-dealers may make a market in such securities but will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that any broker-dealer will make a market in securities of any series or as to the liquidity of the trading market for such securities.]

LEGAL OPINIONS

        Certain legal matters in connection with the securities to be offered hereby will be passed upon for us by Cleary, Gottlieb, Steen & Hamilton, London, England, our U.S. counsel and by Slaughter and May, our English solicitors, and for the underwriters, dealers or agents by Sidley Austin Brown & Wood, London, England, their U.S. counsel and by Allen & Overy, their English solicitors.

EXPERTS

        Our consolidated financial statements and condensed financial statement schedule as at December 31, 2001 and December 31, 2000 and for each of the years ended December 31, 2001, 2000 and 1999 appearing in our annual report on Form 20-F for the year ended December 31, 2001 (the "2001 Form 20-F") and incorporated by reference herein have been incorporated by reference herein in reliance on the reports of KPMG Audit Plc, independent accountants, appearing in the 2001 Form 20-F and incorporated by reference herein, upon the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements refers to the restatement of the financial statements for the two years ended December 31, 2000 and 1999, which was undertaken to reflect the adoption of Financial Reporting Standard 19, "Deferred tax".

        With respect to the unaudited interim financial information included in the interim report on Form 6-K dated August 9, 2002, which is incorporated by reference herein, the independent accountants have reported that they applied limited procedures in accordance with U.K. professional standards for a review of such information. However, their separate report included in the interim report on Form 6-K dated August 9, 2002 and incorporated by reference herein states that they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. The accountants are not subject to the liability provisions of Section 11 of the Securities Act for their report on the unaudited interim financial information because that information is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act.

GLOSSARY

        The following is a glossary of terms that are used in this prospectus, in each case defined as below unless otherwise specified in the indentures, supplemental indenture or prospectus supplement.

        "Additional Amounts" has the meaning set forth under "Description of the Securities—Payment of Additional Amounts".

        "Assets" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Solvency Condition".

        "Business Day" means each day, other than a Saturday or Sunday, which is not a day on which commercial banking institutions in The City of New York or in London, England or in a Place of Payment, or, in respect of any payment to be made in a foreign currency, in the principal financial center of the country issuing such foreign currency, are authorized or required by law, regulation or executive order to close, and shall otherwise mean each day, other than a Saturday or Sunday, which is not a day on which banking institutions, at the place where any specified act pursuant to the applicable indenture is to occur, are authorized or required by law, regulation or executive order to close.

        "Capital Regulations" has the meaning set forth under "Description of the Securities—Redemption and Repurchase—Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons".

        "Capital Security Default" has the meaning set forth under "Description of the Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "Clearstream" means Clearstream Banking, société anonyme.

        "Compulsory Interest Payment Date" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Perpetual Subordinated Capital Securities".

        "Currency Determination Agent" means the senior trustee or subordinated trustee, as applicable, acting in the capacity of such agent.

        "Dated Subordinated Debt Securities" has the meaning set forth under "Description of the Securities—General".

        "debt securities" means the Senior Debt Securities and the Subordinated Debt Securities.

        "Deferred Interest" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Perpetual Subordinated Capital Securities".

        "Deferred Interest Payment Date" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Dated Subordinated Capital Securities and Perpetual Subordinated Capital Securities".

        "Deferral Notice" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities".

        "Deferred Principal Payment Date" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Dated Subordinated Debt Securities and Perpetual Subordinated Debt Securities".

        "Depositary" has the meaning set forth under "Description of the Securities—Global Securities".

        "Discounted Security" means any debt security which provides for an amount (excluding any amounts attributable to accrued but unpaid interest thereon) less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the applicable indenture.

        "DTC" means The Depository Trust Company.

        "EEA Insurance Subsidiary" has the meaning set forth under "Description of the Securities—Redemption and Repurchase—Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons".

        "ECONFIN" has the meaning set forth under "Taxation—U.K. Taxation—Proposed EU Savings Directive".

        "Election Date" means any date by which an election for payment of any debt security in a currency or currency unit other than that in which such security is issued must be made, as specified in greater detail in the indentures.

        "Euroclear" means Euroclear Bank S.A./N.V.

        "Event of Default" when used with respect to the Senior Debt Securities has the meaning set forth under "Description of the Securities—Events of Default and Defaults—Senior Debt Securities".

        "Event of Default" when used with respect to the Subordinated Debt Securities has the meaning set forth under "Description of the Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "global form" has the meaning set forth under "Description of the Securities—Denominations, Registration and Transfer".

        "Global Security" has the meaning set forth under "Description of the Securities—Denominations, Registration and Transfer".

        "Indebtedness for moneys borrowed" has the meaning set forth under "Description of the Securities—Events of Default and Defaults—Senior Debt Securities".

        "indentures" means the senior indenture and the subordinated indenture.

        "Interest Payment Date," when used with respect to (i) the Senior Debt Securities, means the Stated Maturity of an installment of interest on such securities, (ii) the Dated Subordinated Debt Securities or Perpetual Subordinated Debt Securities, means the Stated Maturity of an installment of interest on such securities, subject to any deferral provided for in the subordinated indenture, a supplemental indenture or prospectus supplement and (iii) the Perpetual Subordinated Capital Securities, means an Optional Interest Payment Date or a Compulsory Interest Payment Date, subject to any deferral provided for in the subordinated indenture, a supplemental indenture or prospectus supplement.

        "Judgment Date" has the meaning set forth under "Description of the Securities—Judgment Currency".

        "Junior Securities" means our ordinary shares or any of our other securities which rank, as regards distributions on a return of assets on our winding up or in respect of distributions or payments of dividends or any other payments thereon, after the Perpetual Subordinated Capital Securities.

        "Liabilities" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Solvency Condition".

        "Market Exchange Rate" means (i) for any conversion involving a currency unit on the one hand and dollars or any foreign currency on the other, the exchange rate between the relevant currency unit and dollars or such foreign currency calculated by the method specified in the applicable indenture and (ii) for any conversion of dollars into any foreign currency or for any conversion of one foreign currency into dollars or another foreign currency, the spot rate at noon local time in the relevant market at which, in accordance with normal banking procedures, the dollars or foreign currency into which conversion is being made could be purchased with the dollars or foreign currency from which conversion is being made from major banks located in either New York City, New York, London, England, or any other principal market for dollars or such foreign currency, in each case determined by us or the Currency Determination Agent, provided, in each case, as set out in the indentures.

        "Maturity" means the date, if any, on which the principal (or, if the context so requires, lesser amount in the case of Discounted Securities) of (or premium, if any, on) that debt security becomes due and payable as provided therein or in the applicable indenture, whether at the Stated Maturity or by declaration of acceleration, call for redemption, request for redemption, repayment at the option of the holder, pursuant to any sinking fund provisions or otherwise.

        "Parity Securities" means our perpetual capital instruments, preferred or preference shares or other securities issued directly or indirectly by us ranking pari passu with the Perpetual Subordinated Capital Securities as to rights to interest or dividend payments and participation in our assets in the event of liquidation.

        "Payment Default" has the meaning set forth under "Description of the Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "Payment Event" has the meaning set forth under "Description of the Securities—Events of Default and Defaults—Subordinated Debt Securities".

        "Perpetual Subordinated Capital Securities" has the meaning set forth under "Description of the Securities—General".

        "Perpetual Subordinated Debt Securities" has the meaning set forth under "Description of the Securities—General".

        "Place of Payment" means the place or places where the principal of (and premium, if any, on) and interest and Deferred Interest, if any, on, and any Additional Amounts in respect of, the debt securities of a series are payable.

        "pounds sterling" or "£" or "pence" has the meaning set forth under "About This Prospectus".

        "Principal Subsidiary" means The Prudential Assurance Company Limited, subject as provided in "Description of the Securities—Senior Debt Securities—Negative Pledge".

        "registered form" has the meaning set forth under "Description of the Securities—Denominations, Registration and Transfer".

        "Registered Security" has the meaning set forth under "Description of the Securities—Denominations, Registration and Transfer".

        "Regular Record Date" means, for interest payable on any Interest Payment Date on debt securities of any series, the date, if any, we specify for that purpose.

        "Regulatory Event" has the meaning set forth under "Description of the Securities—Redemption and Repurchase—Redemption of Perpetual Subordinated Capital Securities for Regulatory Reasons".

        "Relevant Date" has the meaning set forth under "Description of the Securities—Payment of Additional Amounts".

        "Relevant Indebtedness" has the meaning set forth under "Description of the Securities—Senior Debt Securities—Negative Pledge".

        "SEC" means the U.S. Securities and Exchange Commission.

        "Senior Debt Securities" has the meaning set forth under "Description of the Securities".

        "Senior Creditor" has the meaning set forth under "Description of the Securities—Status of the Subordinated Debt Securities—General".

        "senior indenture" has the meaning set forth under "Description of the Securities".

        "Solvency Condition" has the meaning set forth under "Description of the Securities—Payments on Debt Securities—Solvency Condition".

        "Stated Maturity" when used with respect to any debt security or any installment of principal thereof (or premium, if any, thereon) or interest, if any, thereon, means the date, if any, specified in such security as the fixed date on which the principal of such security (or premium, if any, thereon) or such installment of principal (or premium, if any, thereon) or interest is due and payable, subject, in the case of Subordinated Debt Securities, to any deferral provided for in the subordinated indenture, a supplemental indenture or prospectus supplement.

        "Subordinated Debt Securities" has the meaning set forth under "Description of the Securities".

        "subordinated indenture" has the meaning set forth under "Description of the Securities".

        "Subsidiary" has the meaning set forth under "Description of the Securities—Senior Debt Securities—Negative Pledge".

        "Substitute Date" has the meaning set forth under "Description of the Securities—Judgment Currency".

        "Tax Event" has the meaning set forth under "Description of the Securities—Redemption and Repurchase—Redemption of Debt Securities for Tax Reasons".

        "United Kingdom" and "U.K." means The United Kingdom of Great Britain and Northern Ireland.

        "U.K. GAAP" has the meaning set forth under "About This Prospectus".

        "United States" and "U.S." means the United States of America (including the States and the District of Columbia), its territories, its possessions (which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands) and other areas subject to its jurisdiction.

        "U.S. dollars" or "$" has the meaning set forth under "About This Prospectus".

        "U.S. GAAP" has the meaning set forth under "About This Prospectus".

        "U.S. Government Obligations" has the meaning set forth under "Description of the Securities—Satisfaction and Discharge".

        "Yield to Maturity" when used with respect to any Discounted Security, means the yield to maturity, if any, set forth in such Discounted Security.

        No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus in connection with the offer made by this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by Prudential plc or any of the underwriters, dealers or agents. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstance create an implication that there has been no change in the affairs of Prudential plc since the date hereof. This prospectus does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

        All dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prudential Public Limited Company

Senior and Subordinated Debt Securities

Prospectus

• 2003

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 8. Indemnification of Directors and Officers

        Article 218 of Prudential's articles of association provides:

            "Subject to the provisions of the Companies Acts but without prejudice to any indemnity to which a director may otherwise be entitled, every director or other officer and every employee of the Company shall be indemnified out of the assets of the Company against any liability incurred by him in defending any proceedings, whether civil or criminal, in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application in which relief is granted to him by the court from liability for negligence, default, breach of duty or breach of trust in relation to affairs of the Company".

        Article 166 of Prudential's articles of association provides:

            "Without prejudice to the provisions of Article 218, the board may exercise all the powers of the Company to purchase and maintain insurance for or for the benefit of any person who is or was:

                      (a) a director, officer or employee of the Company, or any body which is or was the holding company or subsidiary undertaking of the Company, or in which the Company or such holding company or subsidiary undertaking has or had any interest (whether director or indirect) or with which the Company or such holding company or subsidiary undertaking is or was in any way allied or associated;

                      (b) a trustee of any pension fund in which employees of the Company or any other body referred to in Article 166(a) is or has been interested,

            including without limitation insurance against any liability incurred by such person in respect of any act or omission in the actual or purported execution or discharge of his duties or in the exercise or purported exercise of his powers or otherwise in relation to his duties, powers or offices in relation to the relevant body or fund".

        The relevant provisions of the Companies Act 1985 are sections 310 and 727. Section 310 provides:

            "(1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from, or indemnifying him against, any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

            (2) Except as provided by the following subsection, any such provision is void.

            (3) This section does not prevent a company;

              (a)  from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

              (b)  from indemnifying any such officer or auditor against any liability incurred by him—

                (i) in defending any proceedings (whether civil or criminal) in which judgement is given in his favour or he is acquitted, or

                (ii) in connection with any application under section 144(3) or (4) (acquisition of shares by innocent nominee) or section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

        Section 727 provides:

            "(1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms at it thinks fit.

            (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

            (3) Where a case to which subsection (1) applies is being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper".

Item 9. Exhibits

Number	Description
1	Form of Underwriting Agreement.**
4.1	Form of Indenture relating to the senior debt securities (including form of senior debt securities).
4.2	Form of Indenture relating to the subordinated debt securities (including forms of subordinated debt securities).
5.1	Opinion of Cleary, Gottlieb, Steen & Hamilton, U.S. counsel to the Registrant.**
5.2	Opinion of Slaughter & May, English solicitors to the Registrant.**
12	Computation of Ratio of Earnings to Fixed Charges.
15	Awareness Letter of KPMG Audit Plc.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in 5.1 above).**
23.3	Consent of Slaughter & May (included in 5.2 above).**
23.4	Consent of Slaughter & May.
24	Powers of attorney (included in the signature pages contained herein).
25.1	Statement of Eligibility and Qualification of Wilmington Trust Company as Trustee on Form T-1 with respect to 4.1 above.*
25.2	Statement of Eligibility and Qualification of Citibank, N.A., as Trustee on Form T-1 with respect to 4.2 above.*

*
Previously filed.
**
To be filed by amendment.

Item 10. Undertakings

        (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

            provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to the Registration Statement, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A. of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

        (b)  The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        (d)  The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Prudential plc certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on April 17, 2003.

PRUDENTIAL PLC
By:	/s/ JONATHAN BLOOMER
Name:	Jonathan Bloomer
Title:	Group Chief Executive

        Know all persons by these presents that each of the undersigned constitutes and appoints Jonathan Bloomer and Peter Maynard, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full and several power of substitution, for and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they or he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on April 17, 2003.

By:	/s/ DAVID CLEMENTI
Name:	David Clementi
Title:	Chairman, Non-Executive Director
By:	/s/ JONATHAN BLOOMER
Name:	Jonathan Bloomer
Title:	Group Chief Executive, Executive Director
By:	/s/ PHILIP BROADLEY
Name:	Philip Broadley
Title:	Group Finance Director, Executive Director
By:	/s/ CLARK MANNING
Name:	Clark Manning
Title:	President and Chief Executive Officer—Jackson National Life, Executive Director
By:	/s/ MICHAEL MCLINTOCK
Name:	Michael McLintock
Title:	Chief Executive—M&G, Executive Director
By:	/s/ MARK TUCKER
Name:	Mark Tucker
Title:	Chief Executive—Prudential Corporation Asia, Executive Director

By:	/s/ MARK WOOD
Name:	Mark Wood
Title:	Chief Executive—U.K. and European Insurance Operations, Executive Director
By:	/s/ SIR DAVID BARNES CBE
Name:	Sir David Barnes CBE
Title:	Non-Executive Director
By:	/s/ BART BECHT
Name:	Bart Becht
Title:	Non-Executive Director
By:	/s/ ANN BURDUS
Name:	Ann Burdus
Title:	Non-Executive Director
By:	/s/ ROB ROWLEY
Name:	Rob Rowley
Title:	Non-Executive Director
By:	/s/ SANDY STEWART
Name:	Sandy Stewart
Title:	Non-Executive Director
By:	/s/ ROBERTO MENDOZA
Name:	Roberto Mendoza
Title:	Non-Executive Director
By:	/s/ THOMAS MEYER
Name:	Thomas Meyer (on behalf of Jackson National Life Insurance Company)
Title:	Authorized Representative

EXHIBIT INDEX

Number	Description
1	Form of Underwriting Agreement.**
4.1	Form of Indenture relating to the senior debt securities (including forms of dated debt securities).
4.2	Form of Indenture relating to the subordinated debt securities (including forms of subordinated debt securities).
5.1	Opinion of Cleary, Gottlieb, Steen & Hamilton, U.S. counsel to the Registrant.**
5.2	Opinion of Slaughter & May, English solicitors to the Registrant.**
12	Computation of Ratio of Earnings to Fixed Charges.
15	Awareness Letter of KPMG Audit Plc.
23.1	Consent of KPMG Audit Plc.
23.2	Consent of Cleary, Gottlieb, Steen & Hamilton (included in 5.1 above).**
23.3	Consent of Slaughter & May (included in 5.2 above).**
23.4	Consent of Slaughter & May.
24	Powers of attorney (included in the signature pages herein).
25.1	Statement of Eligibility and Qualification of Wilmington Trust Company, as Trustee on Form T-1 with respect to 4.1 above.*
25.2	Statement of Eligibility and Qualification of Citibank, N.A., as Trustee on Form T-1 with respect to 4.2 above.*

*
Previously filed.
**
To be filed by amendment.